UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant [ ]
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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

STERLING CONSTRUCTION COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sterling Construction Company, Inc.
1800 Hughes Landing Boulevard
The Woodlands, Texas 77380
Telephone: (281) 214-0800

Notice of the 2015 Annual Meeting of Stockholders

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Sterling Construction Company, Inc., a Delaware corporation, will be held as follows:

Date:	May 8, 2015
Place:	1800 Hughes Landing Boulevard — Suite 250
The Woodlands, Texas 77380
Time:	8:30 a.m. local time
Purposes:	1.	To elect three Board nominees each to serve for a term of one year and until their successors are duly elected and qualified.
	2.	To approve a special, one-time stock plan for the Company’s Chief Executive Officer.
	3.	To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015.
	4.	An advisory vote to approve named executive officer compensation.
	5.	To transact any other business that properly comes before the meeting.
Record Date:	Only the stockholders of record at the close of business on March 10, 2015 are entitled to notice of the meeting and to vote at the meeting or any adjournment of it.

By Order of the Board of Directors
March 27, 2015	Roger M. Barzun, Secretary

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on May 8, 2015:

The proxy statement, the form of proxy and the Annual Report to Stockholders for the year ended December 31, 2014 are available at the Company's Internet website, www.StrlCo.com, on the "Investor Relations" page under the headings Proxy Statements and Annual Reports.

As indicated above, we are again using the "Notice and Access" method of delivery of proxy materials to save costs and to avoid wasting paper.  Most stockholders will receive the Notice Regarding the Availability of Proxy Materials, which provides the Internet website address of our transfer agent where stockholders can both access electronic copies of the proxy materials and vote. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and a proxy card.

summary of how you can vote your shares
Via the Internet:	You may vote via the Internet by following the instructions in the Availability Notice or on your proxy card (if you receive one).
By Telephone:	Visit www.voteproxy.com to obtain the toll-free number to call.
By Mail:	If you request a paper copy of the proxy materials, you may vote by completing, signing, and dating the proxy card, and mailing it to the Company in the envelope that is provided to you.
In person:	You may attend the Annual Meeting of Stockholders and cast your vote on each item as it is presented.

STERLING CONSTRUCTION COMPANY, INC.

Proxy Statement for the 2015 Annual Meeting of Stockholders

Table of Contents

SUMMARY OF THE PROXY STATEMENT	I
Matters to be Voted on at the Meeting	I
Summary of Executive Compensation	II
Summary of Corporate Governance	IV
GENERAL INFORMATION	1
The Record Date	1
Methods of Voting	1
Voting in Person	1
Voting by Proxy	2
Revocation of a Proxy	2
Quorum, Vote Required & Method of Counting	3
The Solicitation of Proxies & Expenses	3
The 2014 Annual Report	4
ELECTION OF DIRECTORS (Proposal 1)	4
Term of Office, Successors & Declassification of Directors	4
The Nominees & Continuing Directors; Independence.	4
Background & Skills of the Nominees & Continuing Directors	5
APPROVAL OF A SPECIAL, ONE-TIME STOCK PLAN FOR THE CHIEF EXECUTIVE OFFICER (Proposal 2)	9
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)	10
APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR 2014 (an advisory vote) (Proposal 4)	10
THE BOARD OF DIRECTORS	11
Communicating with the Board	11
Board Governance	11
Independence	11
Leadership Structure	11
Declassification of Directors	12
Election of Directors by Majority Vote	12
Directors' Attendance at Meetings in 2014	12
Stock Ownership Guidelines & Policies	12
Claw-Back Policy	13
Board Evaluations	13
The Board's Risk Oversight	13
Selecting Director Nominees	14
Board Operations	15
Committees of the Board	15
The Audit Committee	15
The Audit Committee Report	16
The Compensation Committee	16
Compensation Committee Interlocks and Insider Participation	17

The Compensation Committee Report	17
The Corporate Governance & Nominating Committee	17
Director Compensation	18
STOCK OWNERSHIP INFORMATION	21
Security Ownership of Certain Beneficial Owners and Management	21
Section 16(a) Beneficial Ownership Reporting Compliance	23
EXECUTIVE COMPENSATION	24
The Executive Officers	24
Compensation Discussion and Analysis	24
The objectives of the Company's compensation programs	24
The elements of the named executive officers' compensation	25
How the amounts and compensation formulas were determined	25
The results of the most recent stockholder advisory vote	27
New Incentive Compensation Arrangements for 2015	28
Compensation Policies & Practices — Risk Management	30
Employment Agreements of the Named Executive Officers	31
Potential Payments upon Termination or Change-in-Control	33
Compensation & Stock Tables.	35
Summary Compensation Table for 2014	35
Grants of Plan-Based Awards for 2014	36
Option Exercises and Stock Vested for 2014	38
Outstanding Equity Awards at December 31, 2014	38
Equity Compensation Plan Information	39
PERFORMANCE GRAPH	40
TRANSACTIONS WITH RELATED PERSONS	41
INFORMATION ABOUT AUDIT FEES & AUDIT SERVICES	42
Audit Fees	42
Audit-Related Fees	42
Tax Fees	42
All Other Fees (Non-Audit Fees)	42
Procedures for Approval of Services	42
SUBMISSION OF STOCKHOLDER PROPOSALS	43
APPENDIX A	1

_____________

SUMMARY OF THE PROXY STATEMENT
Summaries of some of the information contained in this Proxy Statement for the 2015 Annual Meeting of Stockholders are set forth on the following five pages. The summary does not contain all the information that a stockholder should consider before voting. The entire Proxy Statement should be read before doing so. The Company's Annual Report is its Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission.

Matters to be Voted on at the Meeting
Proposal #1:
The election of three Directors for one-year terms. See the section entitled Term of Office, Successors & Declassification of Directors under the heading Election of Directors on Page 4. The table below contains a summary of some of the information concerning each of the nominees. More detailed information can be found below under the heading Election of Directors (Proposal 1) at Page 4.

Nominees	Current Position	Age	Occupation	Board Committee(s)	Director Since
Richard O. Schaum	Director	68	General Manager, 3rd Horizon Associates LLC	Audit Compensation	2010
Milton L. Scott	Director	58	Chairman and Chief Executive Officer of the Tagos Group, LLC	Audit Corporate Governance	2005
Paul J. Varello	Director	71	Chief Executive Officer (1)	—	2014
(1)
Mr. Varello was elected acting Chief Executive Officer on February 1, 2015 to replace Peter E. MacKenna, the Company's former President & Chief Executive Officer, who left the Company on January 31, 2015. Effective March 9, 2015, Mr. Varello was appointed Chief Executive Officer and entered into a three-year employment agreement with the Company.

Proposal #2:	Approval of a special, one-time stock plan for the Company’s Chief Executive Officer. Paul J. Varello. Mr. Varello's employment agreement provides for a nominal annual salary of $1.00. Stockholders are being asked to approve this one-time stock plan to permit the Company to award him, in lieu of cash compensation, a 600,000-share restricted stock award that vests over the three-year period of his employment agreement.
Proposal #3:
Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015. Grant Thornton was also the Company's 2014 firm of auditors. More information about Grant Thornton and their fees can be found below under the heading Information About Audit Fees & Audit Services on Page 42.

Proposal #4:
Approval of the compensation of the Company's named executive officers. More information about the compensation of executives can be found in the following summary and below under the heading Executive Compensation on Page 24.

Proxy Statement Summary Page I

Summary of Executive Compensation
This summary is qualified by the information below under the heading Executive Compensation, which begins on Page 24.

The named executive officers are those officers who are named in the Summary Compensation Table for 2014 under the heading Executive Compensation. As noted below, three of the five 2014 named executive officers left the Company in early 2015. The salaries of the named executive officers are based on their employment agreements or, in the case of Mr. Manning, an expired employment agreement. Their incentive compensation is based on the terms of their employment agreements and/or a 2014 annual incentive plan that was adopted by the Compensation Committee of the Board, except for Mr. Wadsworth, whose bonus for 2014 was the subject of negotiation by Mr. Wadsworth with the Chief Executive Officer, but subject to the approval of the Compensation Committee.

The Company's named executive officers in 2014 were as follows:
Name	Title/Position at December 31, 2014	Executive Officer Since
Peter E. MacKenna(1)	President & Chief Executive Officer	2012
Thomas R. Wright	Executive Vice President & Chief Financial Officer	2013
Brian R. Manning(1)	Executive Vice President & Chief Business Development Officer	2010
Con L. Wadsworth	Senior Vice President; President, Ralph L. Wadsworth Construction Company, LLC(2)	2014
Peter J. Holland(1)	Senior Vice President; President, Texas Sterling Construction Co.(2)	2014
(1)	Mr. MacKenna left the Company on January 31, 2015 and has been replaced as Chief Executive Officer by Paul J. Varello, formerly the Company's Chairman of the Board.
Mr. Manning resigned from the Company on January 27, 2015.
Mr. Holland left the Company on January 5, 2015 and has been replaced as President of the Company's Texas Sterling Construction Co. subsidiary by Mark Buchanan.
(2)	A wholly-owned subsidiary of the Company.

Pay for Performance. The table below shows the base salaries of the named executive officers; the basis for the calculation of their 2014 incentive compensation; and the incentive compensation actually earned for 2014. In 2014, the Company's $0.35 earnings-per-share goal was not met, nor was Texas Sterling Construction Co.'s financial goal met. Accordingly, incentive compensation paid for 2014 was based solely on the level of personal goal achievement by the named executive officer.

The personal goal achievement of the named executive officers was determined by the Compensation Committee after taking into consideration Mr. MacKenna's recommendations and his self-assessment of his own personal goal achievement.

Proxy Statement Summary Page II

	Peter E. MacKenna	Thomas R. Wright	Brian R. Manning	Con L. Wadsworth (1)	Peter J. Holland
Annual Salary	$600,000	$350,000	$315,000	$365,000	$325,000
Target Incentive Compensation (%) & ($)	120% $720,000	120% $420,000	40% $126,000	N/A	120% $390,000
Percent of Target Allocated to Company EPS Goal	50%	50%	50%	N/A	25%
Percent of Target Allocated to TSC Financial Goal (2)	—	—	—	N/A	50%
2014 Achievement of Financial Goals	0%	0%	0%	N/A	0%
Percent of Target Allocated to Personal Goals	50%	50%	50%	N/A	25%
2014 Achievement of Personal Goals (%) & ($)	75% $270,000	100% $210,000	100% $63,000	N/A	60% $58,500
Percent of Earned Incentive Compensation Payable in Cash and Shares of Restricted Stock	Cash: 70% Shares: 30%	Cash: 50% Shares: 50%	Cash: 50% Shares: 50%	N/A	Cash: 50% Shares: 50%
2014 Payments for Goal Achievement — Cash & Shares(3)	Cash: $189,000 Shares: 12,865(4)	Cash: $105,000 Shares: 16,677	Cash: $31,500 Shares: -0- (5)	N/A	Cash: $58,500 Shares: -0- (6)
(1)
For 2014, in lieu of incentive compensation, Mr. Wadsworth was paid a bonus of $182,500 after the end of the year based on the revenues and profits of the Company's Ralph L. Wadsworth Construction Company, LLC subsidiary of which he is President.

(2)	Mr. Holland, as President of Texas Sterling Construction Co. (TSC) in 2014, was the only named executive officer whose 2014 incentive compensation was based partially on a TSC financial goal.
(3)
The number of shares was computed using the simple average closing price of the Company's common stock in December 2014 ($6.296) as provided in the executive's employment agreement or in the incentive compensation plan in which he participated.

(4)	In connection with Mr. MacKenna's leaving the Company, these shares were issued to him without restrictions.
(5)
Because Mr. Manning resigned his employment in January 2015, shares of restricted stock otherwise issuable to him would have been forfeited; accordingly, no award of restricted stock was made to him for 2014.

(6)	In connection with Mr. Holland's leaving the Company, the Compensation Committee determined to pay all of his 2014 incentive compensation in cash.
For the value at December 31, 2014 of the named executive officers' outstanding and unvested restricted stock, see the table below entitled Outstanding Equity Awards at December 31, 2014 at Page 38.
New Incentive Plan for 2015. For 2015, the Compensation Committee has adopted a new incentive compensation plan consisting of —
•	A short-term incentive compensation program based on the achievement in 2015 of a Company financial goal and personal goals, in which amounts earned, if any, are paid in cash; and
•
A long-term (three-year) stock-based incentive compensation program. The stock consists of a time-based, cliff-vesting shares of restricted stock, and restricted stock units convertible into shares of common stock at the end of the program period based on the ranking of the Company's total stockholder return (TSR) over the three-year period compared to the TSR of the Company's peer group over the same period. For a detailed description of the programs see Page 28.

Proxy Statement Summary Page III

Summary of Corporate Governance
The Board has adopted a set of governance guidelines that it reviews periodically to ensure that they reflect the Board's and the Company's needs, as well as current trends in corporate governance.

The following is a description of some of the main elements of the Company's corporate governance matters. A more detailed discussion can be found below under the heading The Board of Directors in the section entitled Board Governance beginning on Page 11:

●	Independence:
	o	Of the Company's six incumbent directors, five are independent directors. The only non-independent director is the Company's Chief Executive Officer.
	o	The roles of Chairman and Chief Executive Officer are separate, and the Board's Chairman is an independent director.
	o	All members of the Board's standing committees are independent directors.
	o	No director has entered into any related party transaction with the Company.
●	Starting with the 2015 Annual Meeting of Stockholders, the Board is declassifying its directors so that by the 2017 Annual Meeting of Stockholders, all nominees will be elected for one-year terms. See the section entitled Term of Office, Successors & Declassification of Directors under the heading Election of Directors on Page 4.
●	Directors (in uncontested elections) are elected by a majority vote, with a director resignation procedure for incumbent directors who are nominated for re-election.
●	Meeting Attendance:
	o	In 2014, all directors attended, in the aggregate, 95% of the meetings of the Board and of the committees on which they served.
	o	All but one director attended the 2014 Annual Meeting of Stockholders in person.
●	Executive sessions of independent directors are held at all five regularly-scheduled Board meetings and at other times as the need arises.
●	Two of the four members of the Audit Committee are financial experts.
●	Stock Ownership Guidelines & Policies —
	o	Directors and executive officers are prohibited from hedging shares of the Company's common stock.
	o	Executive officers are required to retain shares of the Company's common stock equal to a multiple of their base salaries.
	o	Directors are expected to hold shares of the Company's common stock equal to five times their annual retainer.
	o	The Company's claw-back policy is applicable to incentive compensation paid irrespective of culpability, and applies to both cash and equity compensation.
●	The financial goals of incentive compensation programs are subject to caps and minimum achievement levels.
●	The Company's change in control severance provisions —
	o	Have a double-trigger.
	o	Provide for severance of three times base salary.
	o	Provide that change-in-control severance is reduced by any severance that is payable pursuant to any other employment arrangements.

Proxy Statement Summary Page IV

	o	Do not provide for a tax gross-up on the severance payment.
●	Board Performance Evaluation
	o	Both the Board and its committees perform a self-evaluation annually.
	o	For individual director evaluation, the Chair of the Corporate Governance & Nominating Committee confers with each director annually to solicit comments about nominations for election and re-election to the Board, and to permit each director to express any concerns about the functioning of the Board, its committees and its members. Any concerns about the Corporate Governance & Nominating Committee or its Chair are given to the Chairman of the Board.
●	At each of the Board's regularly-scheduled meetings, directors receive an assessment and/or an update on the Company's primary risk categories.
●	The Company conducts annual advisory votes on executive compensation.
●	The Company has no stockholders rights plan (poison pill).
Persons interested in communicating with the Board about their concerns, questions or other matters may do so as follows:
By U.S. Mail to: Board of Directors ℅ The Secretary Sterling Construction Company, Inc. 1800 Hughes Landing Blvd. — Suite 250 The Woodlands, TX 77380 or By e-mail to: Reports@Lighthouse-Services.com

Proxy Statement Summary Page V

STERLING CONSTRUCTION COMPANY, INC.
1800 Hughes Landing Boulevard
The Woodlands, Texas 77380
Telephone: (281) 214-0800

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

In this Proxy Statement, Sterling Construction Company, Inc. is sometimes referred to as the Company, and the Board of Directors of the Company is sometimes referred to as the Board.  The Company is making this Proxy Statement, the form of proxy, and the Company's 2014 Annual Report on Form 10-K available to stockholders starting on March 27, 2015 in connection with the solicitation of proxies by the Board for the 2015 Annual Meeting of Stockholders.  The Annual Meeting will be held on Friday, May 8, 2015 at 8:30 a.m. local time at the Company's headquarters office at 1800 Hughes Landing Boulevard — Suite 250, The Woodlands, Texas 77380.

On March 27, 2015, the Company mailed a Notice of Internet Availability of Proxy Materials (the Availability Notice) to stockholders of record on March 10, 2015 (the Record Date) and posted the proxy materials on the Company's website:

www.StrlCo.com
as well as on the website provided in the Availability Notice:
http://www.astproxyportal.com/ast/04770

The Company is sending the Availability Notice to all stockholders of record instead of mailing them a printed set of the proxy materials to save postage and paper.  As stated in the Availability Notice, if you wish to obtain a printed set of the proxy materials, you can do so without charge by requesting a copy either by telephone, by e-mail, or through either of the websites listed above, all as described in the Availability Notice.

On or about April 6, 2015, the Company plans to mail a second Availability Notice to stockholders that will be accompanied by a proxy card on which you can indicate how you wish your shares to be voted.

The Record Date.  The Company has established March 10, 2015 as the Record Date.  The persons or entities whose names appear on the records of the Company on that date as holders of the Company's common stock are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment of the meeting.  On the Record Date, there were 18,910,441 shares of the Company's common stock outstanding.

Methods of Voting.  As a holder of record of common stock of the Company on the Record Date, you may vote your shares either by coming to the Annual Meeting and voting in person, or by appointing someone to vote your shares for you by giving that person a proxy.

Voting in Person.  To vote your shares in person, come to the meeting at the date, time and address set forth above in the Notice of the 2015 Annual Meeting of Stockholders and you will be given a ballot on which you can vote your shares on each of the proposals.

However, if your shares are held for you in the name of your broker, bank or other nominee, evidence of your stock ownership on the record date, March 10, 2014 (such as a current letter from your broker, bank or other nominee, or a photocopy of your brokerage or other account statement for March 2015) must be presented at the meeting in order for you to vote your shares in person.

Voting by Proxy.  In this Proxy Statement, you are being asked to appoint each of Milton L. Scott, the Chairman of the Board of Directors; Thomas R. Wright, the Company's Chief Financial Officer; and Roger M. Barzun, the Company's General Counsel, as your proxy to vote your shares in the way you direct, both at the Annual Meeting and at any adjournment of the meeting.  Stockholders have the option to vote by proxy in three ways, all of them described in the Availability Notice:

•	Via the Internet: You may vote via the Internet by following the instructions in the Availability Notice.

•
By Telephone:  You may vote by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from a foreign country using a touch-tone telephone, and by following the instructions given to you.  You should have your proxy card with you when you make the call so that you can provide the numbers found on your proxy card when asked to do so.

•
By Mail: You may vote by mail by obtaining a printed copy of the proxy card in the manner described in the Availability Notice.  You may then complete, sign, and date the proxy card and mail it to the Company in the envelope that will have been provided to you with the proxy card.

If your shares are held in the name of a bank, a broker or by another nominee holder of record, please refer to the information provided to you by the nominee about your voting options.

If you vote by proxy, your shares will be voted as you direct if —

•	Your proxy is properly completed;

•	Your proxy is received before the Annual Meeting; and

•	Your proxy is not revoked by you before the voting.

If you do not specify on your proxy how you want your shares voted, they will be voted in the following ways:

FOR	the election of the three nominees for a term of one year (Proposal 1).

FOR	the approval of a special, one-time stock plan for the Company's Chief Executive Officer Proposal 2).

FOR	the ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015 (Proposal 3).

FOR	the approval of the compensation of the Company's named executive officers as set forth in this Proxy Statement (Proposal 4) (an advisory vote).

The Board does not know of any other proposal that will be presented for consideration at the Annual Meeting.

Revocation of a Proxy.  You may revoke a proxy you have already given in any one of the following three ways:

•	By sending to the Secretary of the Company, at the Company's address set forth above, a written statement that you wish to revoke your proxy;

•	By submitting another proxy dated later than a previous proxy; or

•	By attending the Annual Meeting in person and notifying the chair of the meeting that you wish to vote in person.

Quorum, Vote Required & Method of Counting

The Quorum for the Meeting.  A quorum must be present in order to hold the Annual Meeting.  A quorum consists of the holders of a majority of the shares of outstanding common stock who are represented in person or by proxy at the meeting and entitled to vote.  Each share of common stock entitles the record holder to one vote on each of the matters to be voted on at the Annual Meeting.  Shares held in "street" name by banks, brokers or other nominees who indicate on their proxies that, because they have not received directions on how to vote the shares, they do not have the discretionary authority to vote the shares on a particular proposal, are known as broker non-votes.

Vote Required & Method of Counting.

Proposal 1.
To be elected a director, a nominee must receive more votes for his or her election than against it.  Because the election of a nominee does not require a minimum number of votes, abstentions and broker non-votes will have no effect on the voting for the election of directors.

Proposal 2.
The approval of a special, one-time stock plan for the Chief Executive Officer requires the affirmative vote of the holders of a majority of the shares of common stock who are present in person or represented by proxy at the Annual Meeting and who are entitled to vote on the proposal.  Accordingly, abstentions will have the effect of votes against the proposal, but broker non-votes will not be counted as they are not, by definition, entitled to vote.

Proposal 3.
The ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015 requires the affirmative vote of the holders of a majority of the shares of common stock who are present in person or represented by proxy at the Annual Meeting and who are entitled to vote on that proposal.  Abstentions will have the effect of votes against the proposal, but broker non-votes will not be counted as they are not, by definition, entitled to vote.

See also the information below under the heading Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal 2) for the effect of your vote on this proposal.

Proposal 4.
The advisory vote to approve the compensation of the named executive officers also requires the affirmative vote of the holders of a majority of the shares of common stock who are present in person or represented by proxy at the Annual Meeting and who are entitled to vote on that proposal.  Abstentions will have the effect of votes against the proposal, but broker non-votes will not be counted as, by definition, they are not entitled to vote.

The Solicitation of Proxies & Expenses.  In addition to the solicitation of proxies by means of this Proxy Statement, directors, officers and employees of the Company and a third-party solicitation agent may solicit proxies using personal interviews, telephone calls, facsimile transmissions and e-mails.  The cost of the proxy solicitation agent, Georgeson Inc., will be borne by the Company and is anticipated to be no more than $10,250 plus reimbursement of out-of-pocket expenses.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit votes from their customers who are beneficial owners, but not record holders, of common stock, and to forward or make available proxy solicitation materials to those beneficial owners.  The Company will reimburse them for the reasonable out-of-pocket expenses they incur in doing so, and will pay the expenses of printing and mailing this Proxy Statement, the form of proxy, the Availability Notice, the Company's Annual Report on Form 10-K for 2014 and any other solicitation materials.

The 2014 Annual Report.  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission (SEC) contains financial statements and other information of interest to stockholders.  Stockholders may obtain a copy of the 2014 Annual Report in the same manner as they may obtain a copy of the other proxy solicitation materials.

ELECTION OF DIRECTORS (Proposal 1)

Term of Office, Successors & Declassification of Directors.  A director holds office until the expiration of his or her term and until a successor is elected and qualified unless the director dies, resigns or is removed from the Board.  In any of those circumstances, the Board has the authority to appoint a replacement director.

The Board is in the process of phasing out the classification of its directors.  Formerly, directors were divided into three classes, with a three-year term for each class, the election to which was staggered so that at each Annual Meeting of Stockholders, the terms of one class of directors expired.  At the 2014 Annual Meeting of Stockholders, an amendment of the Company's Certificate of Incorporation was approved by stockholders providing that —

•
At the 2015 Annual Meeting of Stockholders, when the three-year terms of the Class II directors expire, their successors will be elected to one-year terms.  The current nominees are Class II directors and have been nominated for re-election to one-year terms.

•
At the 2016 Annual Meeting of Stockholders, the terms of Class III directors will expire.  Their successors and the successors to the other directors whose terms expire at that meeting will be elected to one-year terms.

•
At the 2017 Annual Meeting of Stockholders, the terms of Class I directors expire.  Their successors and the successors to the other directors whose terms expire at that meeting will be elected to one-year terms, and accordingly, at that time, directors will no longer be classified.

The Bylaws of the Company permit the Board to determine from time to time how many directors the Company will have.  The Board has set the size of the Board at six directors.

To be elected, a director must receive more votes for his or her election than against it.

the board of directors recommends that stockholders vote for each director nominee

The Nominees & Continuing Directors; Independence.
Each of the nominees listed below has stated a willingness to serve if elected.  If any nominee is unable to serve, the proxy holders may vote for a substitute nominee.  The Board has no reason to believe that any of the nominees will be unable to serve.

A proxy cannot be voted by the proxy holders for more persons than the number of nominees named in this Proxy Statement.  Information about the number of shares of common stock of the Company owned by the nominees and the continuing directors can be found below under the heading Stock Ownership Information.

The table below shows information about the nominees for director and the continuing directors.  Messrs. Schaum and Scott satisfy the Nasdaq Stock Market's definition of an independent director.

As the Company's Chief Executive Officer, Mr. Varello is an employee of the Company and is therefore not an independent director.

Nominees	Current Position	Board Committee(1)*	Age	Class	Director Since	Year Term Expires (if elected)
Richard O. Schaum	Director	Audit Compensation*	68	II	2010	2016
Milton L. Scott	Director	Chairman of the Board Audit* Corporate Governance	58	II	2005	2016
Paul J. Varello	Director, Chief Executive Officer	—	71	II	2014	2016

Continuing Directors
Maarten D. Hemsley	Director	Audit Compensation Corporate Governance	65	III	1998	2016
Charles R. Patton	Director	Compensation	55	III	2013	2016
Marian M. Davenport	Director	Compensation Corporate Governance*	61	I	2014	2017

(1)	The full names of the committees are the Audit Committee, Compensation Committee, and Corporate Governance & Nominating Committee.

*	An asterisk indicates that the director is the Chair of the committee.

Background & Skills of the Nominees & Continuing Directors

Richard O. Schaum (nominee)
General Manager, 3rd Horizon Associates LLC,
a technology assessment and development company.

Mr. Schaum has served in the above capacity since May 2003.  From October 2003 until June 2005, he was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc. and led its vehicle systems development group.  Prior to that, for more than thirty years, he was with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, most recently, from January 2000 until his retirement in March 2003, as Executive Vice President, Product Development.

Experience, Qualifications, Attributes & Skills.  Mr. Schaum has extensive executive and management experience at all levels in a Fortune 100 company, and knowledge of, and interest in, corporate governance matters, gained on the board of a Fortune 500 company.  In addition, his technical background and his operating experience at all levels of management contribute to the breadth and depth of the Board's deliberations.  Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008.  He earned a B.S. in Mechanical Engineering from Drexel University and an M.S. in Mechanical Engineering from the University of Michigan.

Other Directorships.  Mr. Schaum is currently a director of BorgWarner Inc., a publicly-traded company that manufactures and sells technologies for engines and drive trains, and Gentex Corporation, a publicly-traded company that manufactures and sells automotive electro-chromic dimming mirrors, windows, camera-based driver assist systems, and commercial fire protection products.

Milton L. Scott (nominee)
Chairman and Chief Executive Officer of the Tagos Group, LLC (Tagos),
a company that provides expertise in Supply Chain Advisory Services, Oilfield Support Products & Services, Outsourced Technology and Anti-Corrosion Technology.

Mr. Scott was elected Chairman of the Board of Directors in March 2015, and he remains Chair of the Audit Committee.  He has served as Chairman and Chief Executive Officer of Tagos since April 2007.  From October 2012 to November 2013, Mr. Scott was also the Chairman and Chief Executive Officer of CorrLine International, LLC (CorrLine), a private company that manufactured CorrX, a surface decontamination product that treats and destroys the primary cause of premature coating failures.  CorrLine was placed into involuntary Chapter 7 bankruptcy in August 2014, and in October 2014, Tagos purchased the assets of CorrLine and placed them in a subsidiary of Tagos, TGS Solutions, LLC, of which Mr. Scott is Chairman and Chief Executive Officer.  Mr. Scott was previously associated with Complete Energy Holdings, LLC, a company of which he was Managing Director until January 2006, and which he co-founded in January 2004 to acquire, own and operate power generation assets in the United States.  From March 2003 to January 2004, Mr. Scott was a Managing Director of The StoneCap Group, an entity formed to acquire, own and operate power generation assets.  From October 1999 to November 2002, Mr. Scott served as Executive Vice President and Chief Administrative Officer at Dynegy Inc., a public company in the business of power distribution, marketing and trading of gas, power and other commodities, midstream services and electric distribution.  From July 1977 to October 1999, Mr. Scott was a partner with the Houston office of Arthur Andersen LLP, a public accounting firm, where from 1996 to 1999, he served as partner in charge of the Southwest Region Technology and Communications practice.

Other Directorships.  Mr. Scott is Chairman and Chief Executive Officer of TGS Solutions, LLC, a private company that manufactures Corrx, a surface decontamination product that treats and destroys the primary cause of premature coating failures.

Past Directorships.  Mr. Scott was a director of W-H Energy Services, Inc., which at the time was a publicly-traded company in the oilfield services industry

Experience, Qualifications, Attributes & Skills.  Mr. Scott has many years of experience as an audit partner at a large public accounting firm; leadership, managerial and corporate governance skills acquired during his tenure as a senior executive at a Fortune 500 company; and entrepreneurial skills developed through the founding of several companies in the energy and service sectors.  He has also served as a chief executive officer of private companies and as a lead director at a public company.  Mr. Scott's background and experience enable him to bring to the Board and its deliberations a broad range and combination of valuable insights as well as leadership skills, particularly in his role as Chairman of the Board and Chair of the Audit Committee.

Paul J. Varello (nominee)
Chief Executive Officer of the Company.

Mr. Varello is the Founder and President of Commonwealth Projects, LLC, a project development company specializing in developing LNG projects in the Caribbean Basin and Bermuda.  He is the former Founder and Chairman of Commonwealth Engineering & Construction, LLC (CEC), an engineering and construction management company specializing in the design and construction of major capital projects for the oil & gas, refining, alternative fuels, power, and related energy industries, which he sold in 2014.

Prior to founding CEC in May 2003, Mr. Varello was Senior Partner of Varello & Associates, a company that provided technical assessments, economic evaluations, estimates and constructability reviews to project lenders, plant operators and engineering companies from September 2001 to May 2003.  From May 1990 to September 2001, Mr. Varello was Chairman of the Board and Chief Executive Officer of American Ref-Fuel Company of Houston, Texas.  The company was formed as a joint venture of two publicly-traded companies to develop, own and operate plants that convert solid municipal waste into energy.  For the eighteen years prior to 1990, Mr. Varello was with Fluor Corporation, a Fortune 500 company that provides engineering, procurement, construction, maintenance, and project management services to a wide range of global clients.  Mr. Varello started with Fluor as a project construction manager and rose to President of the Process Sector.

Prior Directorships.  From 2005 to 2012, Mr. Varello was a director of Sims Metal Management Limited (NYSE: SMS and ASX: SGM), a global recycler of metals and electronics headquartered in Sydney Australia.  From 1992 to 1999, he served on the board of Ryland Group, Inc. (NYSE: RYL), a homebuilder and a mortgage-finance company located in the United States.

Experience, Qualifications, Attributes & Skills. Mr. Varello's background encompasses a diversity of experience in engineering, construction, executive management and board service that enhances both the scope and breadth of the Board's expertise as a group, thereby contributing to the overall performance of the Board's responsibilities.  He is a Registered Professional Engineer in California, Texas and Louisiana, and holds a Bachelor of Civil Engineering from Villanova University.  He is also a graduate of Harvard Business School's Advanced Management Program.

Maarten D. Hemsley
Founder, Chairman and President of New England Center for Arts & Technology, Inc. (NECAT),
a career-directed educational non-profit serving resource-limited adults and youth in Boston, Massachusetts.

Mr. Hemsley founded NECAT in 2010.  Before that, he was the Company's President and Chief Operating Officer from 1988 until 2001, and its Chief Financial Officer from 1998 until August 2007.  From January 2001 until March 2012, when he retired, Mr. Hemsley was a consultant to, or employee of, Harwood Capital LLP (Harwood) (formerly JO Hambro Capital Management Limited) an investment management company based in the United Kingdom.  During that period, Mr. Hemsley served as a Fund Manager, Senior Fund Manager and Senior Advisor to several investment funds managed by Harwood.

Other Directorships.  Mr. Hemsley is a director of Sevcon, Inc., a public company that manufactures electronic controls for electric vehicles and other equipment, and of a number of privately-held companies in the United Kingdom.

Experience, Qualifications, Attributes & Skills.  Mr. Hemsley has extensive financial experience and managerial skills gained over many years, including as chief financial officer of the Company for thirteen years and as its President for seven years; through his recent position managing investment funds; and his responsibilities during his career as chief financial officer of several medium-sized public and private companies in a variety of business sectors in the U.S. and Europe.  His knowledge of the Company derived from more than twenty years' service, as well as his analytical skills honed as a fund manager in making investment decisions and overseeing the management of a wide range of portfolio companies, enable him to contribute to the Board's oversight of the Company's business, its financial risks, its executive compensation arrangements, the risks inherent in its acquisition program, and in post-acquisition integration issues.  Mr. Hemsley is a Fellow of the Institute of Chartered Accountants in England and Wales.

Charles R. Patton
President & Chief Operating Officer of Appalachian Power Company,
a company serving approximately one million customers in West Virginia, Virginia and Tennessee.

Mr. Patton has served in the above capacity since June 2010 with responsibility for distribution operations and a wide range of customer and regulatory relationships.  Appalachian Power Company is a unit of American Electric Power Company, Inc. (AEP), one of the largest publicly-traded utilities in the United States.  From June 2008 to June 2010, Mr. Patton served as Senior Vice President of Regulatory Policy and subsequently Executive Vice President of AEP's Western Utilities where he was responsible for oversight of utilities in Texas, Louisiana, Arkansas and Oklahoma.  Prior to that, from May 2004 to June 2008, Mr. Patton was President and Chief Operating Officer of AEP Texas, and held various other executive roles, with responsibility for external affairs in Texas and in the Southwestern region of AEP.  Before joining AEP in December 1995, Mr. Patton spent nearly 11 years in the energy and telecommunications business with Houston Lighting & Power Company.

Other Directorships.  Mr. Patton serves as a director of the Richmond Federal Reserve Bank.

Experience, Qualifications, Attributes & Skills. As evidenced by his biographical data, above, Mr. Patton has extensive experience in the utilities industry combined with high-level management experience, both of which benefit the Board in its deliberations by bringing a different perspective than any other director.  Mr. Patton received a bachelor’s degree (cum laude) from Bowdoin College in Brunswick, Maine, and a master’s degree from the LBJ School of Public Policy at the University of Texas in Austin.

Marian M. Davenport
Executive Director, Genesys Works — Houston,
a nationally-recognized nonprofit organization that trains and employs economically disadvantaged high school students to work as professionals in major corporations during their senior year.

Ms. Davenport has served in the above capacity since March 2013.  From September 2004 to March 2013, Ms. Davenport was associated with Big Brothers Big Sisters, a non-profit organization that provides one-to-one mentoring for children.  She held various positions in its affiliated organizations, including serving from September 2004 to June 2010 as President & Chief Executive Officer of Big Brothers Big Sisters of Greater Houston, and from June 2010 to March 2013 as Senior Vice President, Operations and Capacity Building of Big Brothers Big Sisters Lone Star.  From April 1997 to December 2002, Ms. Davenport was employed by Dynegy Inc., a publicly-traded company in the business of power distribution, marketing and trading of gas, power and other commodities, midstream services and electric distribution.  She joined Dynegy as General Counsel, Commercial Development and rose to the position of Senior Vice President, Legislative and Regulatory Affairs.

Experience, Qualifications, Attributes & Skills. Ms. Davenport brings to the Board her background as a lawyer, with experience in corporate governance and securities compliance, having served as general counsel of a public company.  In addition, she has extensive experience as an executive in the energy industry as a result of managing the development of large natural gas-fired power plants and where she served as a change agent to improve performance of critical company functions, including human resources.  Ms. Davenport's more recent career in the non-profit sector providing mentoring and workforce development opportunities for disadvantaged youth brings a new perspective and expertise to the Company, which is in an industry where finding competent candidates for employment at all levels is more and more competitive.  In sum, Ms. Davenport's extensive background in both the for-profit and non-profit sectors brings cognitive diversity to the Board and the committees on which she serves.  Ms. Davenport holds a Bachelor of Arts degree, Liberal Arts and Sciences, from The Colorado College, of Colorado Springs, Colorado, and a JD degree from the University of Denver, College of Law, in Denver, Colorado.  Ms. Davenport is a member of the bar of Texas.

APPROVAL OF A SPECIAL, ONE-TIME STOCK PLAN FOR THE CHIEF EXECUTIVE OFFICER (Proposal 2)

Stockholders are being asked to approve a special, one-time stock plan for the Company’s Chief Executive Officer, Paul J. Varello, consisting of 600,000 shares of restricted common stock.

In February 2015, Mr. Varello was elected acting Chief Executive Officer of the Company, a position that he was anticipated to hold for less than a year while the Company searched for a more permanent Chief Executive Officer.  In March 2015, because of Mr. Varello's extensive  construction industry experience in both operating and executive positions, and because of the need to create stability in the management of the Company, the Board asked Mr. Varello to remain as Chief Executive Officer on a longer-term basis, which he agreed to do.  As a result, the Company offered him a three-year employment agreement.  The employment agreement provides for a nominal annual salary of $1.00 and a restricted stock award of 600,000 shares of common stock that may not be sold or otherwise transferred, and that vest in equal annual installments of 200,000 shares each, on the first three anniversaries of the March 9, 2015 award date.  It is this restricted stock award that comprises the special one-time stock plan and that stockholders are being asked to approve.

In addition to the annual vesting, the shares also vest in full if Mr. Varello's employment is terminated by the Company without cause; because of his death or permanent disability; or if the Company breaches his employment agreement.  The shares would also vest if there were to be a change of control of the Company.  A copy of the form of the award agreement is attached to this Proxy Statement as Appendix A.

In the event that the special, one-time stock plan is not approved, the award agreement will become null and void, and Mr. Varello and the Company will re-negotiate his salary, his equity compensation, and the various consequences of a termination of his employment.

The following table provides some of the foregoing information in tabular format.

New Plan Benefits CEO Special One-Time Stock Plan
Name & Position (1)	Dollar Value	Number of Shares of Restricted Stock
Paul J. Varello Chief Executive Officer	2,364,000 (2)	600,000

(1)	As the name of the plan indicates, Mr. Varello is the only participant in the plan.

(2)
This value is based on the closing price of the Company's common stock on March 16, 2015, $3.91 per share.  However, since the shares will not be issued unless the plan is approved by stockholders, the actual dollar value of the plan benefit would be determined at that time.

The Board believes that by accepting equity in place of cash compensation, Mr. Varello not only assists the Company in conserving its cash, but also clearly aligns his interests as Chief Executive Officer with the interests of the stockholders of the Company.

The approval of the one-time, special stock plan for Mr. Varello requires the affirmative vote of the holders of a majority of shares of common stock represented in person or by proxy at the meeting and who are entitled to vote on this proposal at the Annual Meeting.

The Board of Directors recommends that stockholders vote for the approval of the special one-time stock plan.

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

Pursuant to its charter, the Audit Committee is directly responsible for the appointment of the Company's independent auditors.  The Audit Committee has selected Grant Thornton LLP as the Company's independent registered public accounting firm to perform the audit of the Company's financial statements for 2015.  Grant Thornton was also the Company's independent registered public accounting firm for the year ended December 31, 2014.

The Audit Committee may select an independent registered public accounting firm at any time during the year if it determines that to do so would be in the best interests of the Company and its stockholders.  The Board is asking stockholders to ratify the selection of Grant Thornton as a matter of good corporate practice, although ratification is not required by law or by the Company's Bylaws, and the vote is not binding on the Audit Committee.  There is additional information about Grant Thornton, below, under the heading Information About Audit Fees & Audit Services.

The ratification of the selection of Grant Thornton requires the affirmative vote of the holders of a majority of shares of common stock represented in person or by proxy at the meeting and who are entitled to vote on this proposal at the Annual Meeting.

the Board of Directors recommends that stockholders vote for the ratification of the selection of Grant Thornton LLP

APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION FOR 2014 (an advisory vote) (Proposal 4)

Current SEC regulations require the Company to solicit an advisory stockholder vote on the approval of the compensation of the executive officers of the Company who are listed below in the section entitled The Executive Officers under heading Executive Compensation.  The advisory vote, as described below, is commonly referred to as say-on-pay.  The vote is not binding on the Company.

At the 2011 Annual Meeting of Stockholders, the holders of 80% of the shares who were present in person or represented by proxy at the meeting voted in accordance with the Company's recommendation to hold a say-on-pay vote annually.  The Company has done so in the past and intends to continue to do so in the future.

At the 2014 Annual Meeting of Stockholders, the holders of common stock present in person or represented by proxy at the meeting and who were entitled to vote on the Company's 2013 executive compensation voted as follows:

Number of Shares Entitled to Vote	Voted For	Voted Against	Abstained
13,111,842	86.3%	12.6%	1.1%

In determining how to vote on the Company's 2014 executive compensation, stockholders should take into account all of the disclosures in this Proxy Statement that relate to the compensation of executives.  That information includes a discussion and tables that are found below under the heading Executive Compensation, as well as an explanation of why and how the types and levels of executive compensation were determined.

In the event that stockholders do not approve executive compensation, the Compensation Committee of the Board will review its decisions on compensation structure and levels, as well as the comparability of the executives' compensation to that of a peer group of companies, before deciding whether to make any changes in the compensation of one or more of the executives.

The next advisory vote on say-on-pay after the 2015 Annual Meeting of Stockholders will be held at the 2016 Annual Meeting of Stockholders.  A vote on whether the say-on-pay vote should be held every one, two or three years (the say-on-frequency vote) will be held at the 2017 Annual Meeting of Stockholders.

The affirmative vote of the holders of a majority of the shares of common stock who are represented in person or by proxy at the Annual Meeting and who are entitled to vote on this proposal at the meeting is required to approve executive compensation.

The Board of Directors recommends that stockholders vote for the approval of named executive officer compensation pursuant to the following resolution:

Resolved, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth below under the heading Executive Compensation, is hereby approved.

THE BOARD OF DIRECTORS

Communicating with the Board.  Stockholders and other interested parties may communicate with the whole Board, the Chairman of the Board, or with any independent director by sending comments as follows:

By U.S. Mail:
℅ The Secretary
Sterling Construction Company, Inc.
1800 Hughes Landing Blvd. — Suite 250
The Woodlands, TX 77380
or
By e-mail to:  Reports@Lighthouse-Services.com

The Secretary will give these communications to the directors as they are received unless they are frivolous.  If the communications are voluminous, the Secretary will summarize them and furnish the summary to the Board.

Board Governance.

The Board has adopted a set of governance guidelines, some of which are referred to elsewhere in this Proxy Statement.  The full set of Board Governance Guidelines can be found on the Company's website, www.StrlCo.com, on the Investor Relations page under Corporate Governance.

Independence.  The Board is currently made up of six directors.  All members of the standing committees of the Board are independent directors as required by the Board's Governance Guidelines.  On January 31, 2015, the Company's former President & Chief Executive Officer, Peter E. MacKenna, left the Company, and on February 1, 2015, the Company's Chairman of the Board, Paul J. Varello, resigned as a member of the Audit Committee, and was elected acting Chief Executive Officer.  Effective March 9, 2015, Mr. Varello was appointed Chief Executive Officer of the Company and he entered into a three-year employment agreement with the Company.  As a result, Mr. Varello is the only director who is not considered independent.

Leadership Structure.  For the short period between February 1 and March 9, 2015, Mr. Varello, was the Company's Chairman of the Board and acting Chief Executive Officer.  As a result of his election as Chief Executive Officer on a more permanent basis and his execution of a three-year employment agreement with the Company, Mr. Varello resigned as Chairman of the Board.  Milton L. Scott, who is the Chair of the Audit Committee, was elected Chairman in his place.  The Company believes that the separation of the roles of Chairman and Chief Executive Officer, as required by the Board Governance Guidelines, is appropriate in order to enhance the independence of the Board.  It separates the operational leadership role of the chief executive from the fiduciary leadership role of the Board.  Prior to electing an independent Chairman in 2014, from 2006 to 2014, the Company had a Lead Director, who was elected from among the independent directors.

Declassification of Directors.  As described above under the heading Election of Directors (Proposal 1), the Board is in the process of phasing out the classification of its directors, which formerly provided for the division of directors into three classes, with three-year, staggered terms so that at each Annual Meeting of Stockholders, the terms of one class of directors expired.  At the 2014 Annual Meeting, stockholders approved an amendment of the Company's Certificate of Incorporation to phase out the classes of directors so that by the 2017 Annual Meeting of Stockholders, all directors will be elected for one-year terms.

Election of Directors by Majority Vote.  In order to be elected a director, a nominee must receive more votes for his or her election than against it, which is generally referred to as a majority vote.  Since a director is elected for a specified term and until his or her successor is elected and qualified, an incumbent director who is nominated for re-election, but fails to receive a majority vote, would remain a director because no successor had been elected.  To cure this problem, each incumbent director, as a condition to being nominated for re-election, must, in advance of the Annual Meeting, submit a resignation that becomes effective if he or she does not receive the required vote, and if the Board accepts the resignation.  Before the Board makes a determination on accepting or rejecting the resignation, the Corporate Governance & Nominating Committee considers the matter and makes a recommendation on the matter to the Board.  Each of the nominees has furnished the Board with the required contingent resignation.

Directors' Attendance at Meetings in 2014.  During 2014, the Board held 15 meetings; the Audit Committee held six meetings; and both the Compensation Committee and the Corporate Governance & Nominating Committee each held nine meetings.  The meetings were held in person or by conference telephone call.  During 2014, each incumbent director attended, in the aggregate, 95% of the meetings of the Board and of the committees on which he or she served.  All but one of the then incumbent directors attended last year’s Annual Meeting of Stockholders in person.  The Company's policy is to schedule the Annual Meeting of Stockholders to coincide with a regular Board meeting so that directors can attend the Annual Meeting without the Company incurring the extra travel and related expenses of a separate meeting.

Stock Ownership Guidelines & Policies.

•
Hedging of Company Stock.  Directors, executive officers, officers of the Company's majority-owned subsidiaries, as well as any employee of the Company or its subsidiaries to whom the Company has awarded shares of common stock, are prohibited from hedging the value of their shares, however acquired.

•
Pledging Shares & Share Retention.  This policy prohibits officers from selling or pledging their shares of the Company's stock if, after giving effect to the sale or pledge, the market value of the number of unpledged shares then held by the officer would be —

For the Chief Executive Officer, less than two times his or her annualized base salary;

For executive officers (including the named executive officers) less than two times his or her annualized base salary; and

For officers of majority-owned subsidiaries, less than one times his or her annualized base salary.

The policy does not apply to stock purchased in the open market prior to January 1, 2011.

•
Directors.  Under the Board Governance Guidelines, within five years of initial election to the Board, each non-employee director is expected to own shares of the Company's common stock equal in value to five times the annual cash retainer payable to directors.  Market value is determined by the acquisition price or the closing market price at the time of acquisition, as the case may be.

In the event of an increase in the annual retainer, the Corporate Governance & Nominating Committee will review this guideline to determine if there is a need for a change to reflect the increase.

Claw-Back Policy.  The Company's Claw-Back Policy applies to all bonuses, incentive compensation and the like that has been paid to an employee of the Company (whether in cash, in equity, or both) that was based on financial statements that are subsequently restated.  If necessary, the compensation is adjusted so that the employee will have received no more and no less than the amount that he or she would have received had the financial statements been restated before the amount of the compensation was determined.  The policy applies to all such compensation paid to an employee, whether or not the employee was culpable with respect to the error, event, act or omission that caused the restatement to be made.

Board Evaluations.  Directors conduct an annual evaluation of the performance of the Board and its committees.  Questionnaires are sent to each Board member and committee member.  Replies are anonymous and are collected and summarized by the Chair of the Corporate Governance & Nominating Committee.  The summary is then discussed by the independent directors in an executive session held for the purpose.  Any areas of Board or committee performance that are identified as needing improvement or change are considered by the Corporate Governance & Nominating Committee, which then makes a recommendation to the Board on the matter.

In addition, the Chair of the Corporate Governance & Nominating Committee confers each year with each director individually to solicit comments about nominations for election and re-election to the Board, and to permit each director to express any concerns about the functioning of the Board, its committees and its members.  Any comments a director may have about the Corporate Governance & Nominating Committee and its Chair are directed to the Chairman of the Board.

The Board's Risk Oversight.  Directors identify and exercise oversight of the Company's material risks acting as the whole Board as well as through its three standing committees.  At each of the Board's regularly-scheduled meetings, directors receive a briefing and an assessment of the Company's risks as they relate to:

•	Crisis management
•	Construction joint ventures
•	Safety
•	Compensation
•	Information technology

Risk Oversight by Board Committees.  Each standing committee of the Board shares the risk oversight responsibility as shown in the table below:

Board of Directors

Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Financial liquidity Covenant compliance Accounting Internal controls Legal compliance Related-party transactions	Executive compensation Incentive compensation	Board organization Board membership Board governance

The Audit Committee.  In furtherance of its risk oversight responsibility, the Audit Committee provides for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting, auditing or any other matters.  These submissions are collected by an independent organization specializing in those services, and are conveyed to the Chair of the Audit Committee and to the Company's General Counsel.

The Compensation Committee.  More information about the Compensation Committee and compensation risk can be found below in the section entitled Compensation Policies & Practices — Risk Management under the heading Executive Compensation.

The Corporate Governance & Nominating Committee.  The Corporate Governance & Nominating Committee addresses some of its risk oversight responsibilities through identifying and recommending for nomination well-qualified independent directors; through the periodic review of the Board Governance Guidelines; and by conducting annual Board, and through the Chair of the Committee, individual director evaluations.

Selecting Director Nominees.  The Board's Corporate Governance & Nominating Committee has the responsibility, among others, to identify and recommend for nomination by the Board (including by a majority of independent directors) qualified candidates for election as director.

On December 11, 2014, the Corporate Governance & Nominating Committee voted to recommend to the Board the nomination for re-election of Messrs. Schaum, Scott and Varello, whose current terms expire at the Annual Meeting.  If re-elected, they will serve for one-year terms.

Information about the background and qualifications of the nominees is set forth above in the section entitled Background & Skills of the Nominees & Continuing Directors under the heading Election of Directors (Proposal 1).

The Corporate Governance & Nominating Committee has not specified any minimum qualifications for serving on the Board, but seeks to achieve a Board that is composed of individuals who have experience that is relevant to the needs of the Company, who have a high level of professional and personal ethics, and who contribute to the cognitive diversity of the Board, including business experience, public sector experience, professional training, public and private offices held, geographical representation, race, gender and age, among other considerations.  Experience in the construction industry and in one or more of engineering, transportation, finance and accounting, corporate governance, senior management, and public sector matters are considered particularly valuable.  An independent director candidate is expected to be committed to enhancing stockholder value, and to have sufficient time to carry out the duties of a director, both on the full Board and on one or more of its standing committees.

The Corporate Governance & Nominating Committee periodically assesses the strengths, experience and skills of the independent directors to determine if there is a gap in the skills or experience that the Board should seek to fill.  Given the Company's size, the Committee realizes that it is difficult to achieve a Board with broad diversity.  Whenever it is determined that replacement directors or additional directors are needed, the Corporate Governance & Nominating Committee will perform a similar assessment.

In identifying potential candidates for Board membership, the Corporate Governance & Nominating Committee relies on suggestions and recommendations from directors, management and others, including from time to time executive search and board advisory firms.  The Committee has not established a special policy regarding the consideration of director candidates recommended by stockholders.  Before recommending a candidate for election, the Corporate Governance & Nominating Committee conducts an independent evaluation of the candidate and checks references.  The evaluation of any candidate recommended by a stockholder would be conducted in the same manner as for any other candidate.

If a stockholder wishes to recommend a person as a candidate for nomination as a director, the stockholder should follow the procedure for communicating with the Board that is described above in the section entitled Communicating with the Board.  Recommendations of candidates for nomination for the 2016 Annual Meeting of Stockholders must be received by the date set forth below under the heading Submission of Stockholder Proposals.

Board Operations.

Committees of the Board.  The Board's three standing committees are the Audit Committee, the Compensation Committee and the Corporate Governance & Nominating Committee.  The professional background and skills of each of the members of these committees are described above in the section entitled Background & Skills of the Nominees & Continuing Directors, under the heading Election of Directors (Proposal 1).

Each of these committees has a charter that is posted on the Company's website, www.StrlCo.com under the Investor Relations tab in the Corporate Governance section.  The Board also establishes special-purpose, or ad hoc, committees as the need arises.

The Audit Committee.  The current members of the Audit Committee are Milton L. Scott, Chair, Maarten D. Hemsley, and Richard O. Schaum.  The Board has determined that each of Messrs. Hemsley and Scott is an Audit Committee Financial Expert based on the definition of that term contained in applicable regulations.  The Audit Committee meets at least quarterly.

The Audit Committee assists the Board in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and the audits by the Company's independent registered public accounting firm, which is referred to in the Committee's charter as the independent auditors.  In particular, the Audit Committee has the responsibility to —

•
Review financial reports and other financial information, internal accounting and financial controls, controls and procedures relating to public disclosure of information, and the audit of the Company's financial statements by the Company's independent auditors;

•	Appoint independent auditors, approve their compensation, supervise their work, oversee their independence, and evaluate their qualifications and performance;

•	Review with management and the independent auditors the audited and interim financial statements that are included in filings with the Securities and Exchange Commission;

•	Review the quality of the Company's accounting policies;

•	Review with management major financial risk exposures;

•	Review and discuss with management the Company's policies with respect to press releases on earnings and earnings guidance, including the use of pro forma information;

•	Review all proposed transactions between the Company and related parties in which the amount involved exceeds $100,000;

•	Provide for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters; and

•
Oversees the Company's Ethics & Compliance Program by supporting the resource needs of the Company's Chief Compliance Officer, and by receiving periodic reports from the Chief Compliance Officer on the status of the compliance program and other matters.

The Audit Committee Report.  In fulfillment of its responsibilities, the Audit Committee has —

•	Reviewed, and met and discussed with management and with the Company's independent registered public accounting firm the Company's 2014 audited consolidated financial statements;

•
Discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 16, as amended, Communications with Audit Committees as adopted by the Public Company Accounting Oversight Board;

•
Received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

•
Based and in reliance on the foregoing review and discussions, recommended to the Board, and the Board has approved the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Submitted by the members of the Audit Committee on March 27, 2015:

Milton L. Scott, Chair
Maarten D. Hemsley
Richard O. Schaum

The Compensation Committee.  The current members of the Compensation Committee are Richard O. Schaum, Chair, Marian M. Davenport, Maarten D. Hemsley, and Charles R. Patton.  The Committee holds at least four regularly-scheduled meetings each year.

The Compensation Committee has the responsibility —

•	To determine the compensation of the Company's executive officers and other officers elected by the Board, and to review the setting and level of achievement of annual personal goals.

•	To review and make recommendations on the compensation of the officers of the Company's subsidiaries.

•	To administer the Company's stock plans.

•	To review and make recommendations on the Company's benefit plans.

•	To evaluate risks that arise from the Company's compensation policies and practices.

•	To review and advise the Corporate Governance & Nominating Committee on the compensation of non-employee directors.

•	To establish the compensation of non-employee directors who serve on ad hoc committees of the Board.

•
To appoint, retain, compensate and oversee the work of compensation consultants, independent legal counsel, and other compensation advisers, and to consider certain independence factors before selecting them.

•
To review and discuss with management the Company's Compensation Discussion and Analysis, and based on that review and those discussions, determine whether to recommend that it be included in the Company's Annual Report on Form 10-K.

In exercising its authority and carrying out its responsibilities, the Compensation Committee meets to discuss the structure of executive compensation, proposed employment agreements, salaries, cash and equity incentive awards, and the achievement and the setting of financial and personal goals on which executive incentive compensation is based, using information circulated in advance of the meeting by the Chair of the Committee.  The Compensation Committee may not delegate any of its responsibilities, but may share them with other independent directors.  When the Committee discusses an executive officer's compensation, he or she may not be present.  For a description of the compensation of executives of the Company, see the information below under the heading Executive Compensation.

Compensation Committee Interlocks and Insider Participation.  During 2014, John D. Abernathy, (who resigned from the Board in January 2014); Marian M. Davenport, Robert A. Eckels (who resigned from the Board in May 2014); Maarten D. Hemsley, Charles R. Patton, and Richard O. Schaum served on the Compensation Committee.  None of these Committee members was in 2014, or within the last seven years has been, an officer or employee of the Company.

None of the Company's executive officers served as a director or member of the compensation committee, or of any other committee serving an equivalent function, of any other entity that has an executive officer who is serving or during 2014 served as a director or member of the Compensation Committee of the Company.

The Compensation Committee Report.  The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth below under the heading Executive Compensation.  Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A.

Submitted by the members of the Compensation Committee on March 27, 2015:

Richard O. Schaum, Chair
Marian M. Davenport
Maarten D. Hemsley
Charles R. Patton

The Corporate Governance & Nominating Committee.  The current members of the Corporate Governance & Nominating Committee are Marian M. Davenport, Chair, Maarten D. Hemsley, and Milton L. Scott.  The Committee typically holds four regularly-scheduled meetings a year.  In 2014, the Company adopted a revised Code of Business Conduct that complies with Securities and Exchange Commission rules, and that applies to all employees of the Company and its subsidiaries.  The Code is posted on the Company's website, www.StrlCo.com under the Investor Relations tab in the Corporate Governance section.

The Corporate Governance & Nominating Committee assists the Board in fulfilling its corporate governance responsibilities, and in particular has the responsibility to —

•	Develop and recommend to the Board appropriate corporate governance principles and rules;

•	Recommend appropriate policies and procedures to ensure the effective functioning of the Board;

•	Identify and recommend qualified director candidates for nomination by the Board and election by stockholders;

•	Recommend directors for membership on Board committees;

•	Develop and make recommendations to the Board regarding standards and processes for determining the independence of directors under applicable laws, rules and regulations;

•	Develop and oversee the operation of an orientation program for new directors and to determine whether and what form and level of continuing director education is appropriate;

•
Periodically review the Company's Code of Business Conduct and its Insider Trading Policy to ensure that they remain responsive both to legal requirements and to the nature and size of the business; and

•	With the advice of the Chair of the Compensation Committee, make recommendations to the Board for the compensation of non-employee directors, and of members of the Company's standing committees.

Director Compensation.

Standard Director Compensation Arrangements.  The following table shows the standard compensation arrangements for non-employee directors in effect on the date of this Proxy Statement.  Non-employee directors are also compensated for service on ad hoc committees, the fees for which are determined by the Compensation Committee as the need arises.  The Company does not pay any additional compensation for serving on the Board to directors who are also employees of the Company or its affiliates.  All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.  Following the table below is a second table that shows the amount of fees and other compensation actually paid to directors for 2014.

Annual Fees — Each Non-Employee Director:
●	$30,000 Retainer (paid in monthly installments)
●	Immediately following the Annual Meeting of Stockholders, an award of shares of restricted common stock that has an accounting income charge under ASC 718 of $50,000.(1)
Annual Fees: — Board and Committee Chairs (paid in monthly installments)
●	Chairman of the Board of Directors (2)	$100,000
●	Chair of the Audit Committee	$25,000
●	Chair of the Compensation Committee	$15,000
●	Chair of the Corporate Governance & Nominating Committee	$10,000

Meeting Fees (3)
In-Person Meetings		Per Meeting
●	Board Meetings	$1,500
●	Committee Meetings
Audit Committee Meetings
	In connection with a Board meeting Not in connection with a Board meeting	$1,000 $1,500
Other Committee Meetings
	In connection with a Board meeting Not in connection with a Board meeting	$500 $750
Telephonic Meetings (Board & Committee Meetings)
● ●	One hour or longer Less than one hour	$750 $500

(1)
The restricted stock awards are subject to the following basic terms:

Restrictions: The shares may not be sold, assigned, transferred, pledged or otherwise disposed of until they vest. Under current Board Governance Guidelines, directors are expected to retain stock valued at five times the annual cash retainer.

Vesting: Vesting of the shares occurs on the trading day immediately preceding the following year's Annual Meeting of Stockholders, but earlier upon the death of the director; upon the director becoming permanently disabled; and upon a change in control of the Company as defined in the Company's Stock Incentive Plan under which the shares are issued.

Forfeiture: The shares of restricted stock are forfeited in the event that prior to vesting, the director ceases to be a director other than by reason of his or her death, permanent disability or a change in control of the Company.

Expiration of Restrictions. The restrictions for the May 9, 2014 restricted stock award of 6,203 shares to each director expire on May 7, 2015, the day before the 2015 Annual Meeting of Stockholders.

(2)
The Chairman receives the annual retainer and the stock award made to each non-employee director.  The Chairman's fee constitutes not only compensation for service as Chairman but also for attendance at all Board and committee meetings and for service as chair of any committee of the Board.  On January 31, 2015, the Company's former President & Chief Executive Officer left the Company, and Paul J. Varello, the Chairman of the Board, was then appointed acting Chief Executive Officer.  At that time he ceased to be paid any directors' fees.  On March 9, 2015, Mr. Varello resigned as Chairman, executed a three-year employment agreement with the Company, and Milton L. Scott, Chair of the Audit Committee, was elected Chairman of the Board in his place.  Mr. Scott remains Chair of the Audit Committee.

(3)
In-person Board and committee meetings that continue from one day to the next are paid as a single meeting.  Time spent by non-employee directors at the Company's investor conferences or attending continuing education programs are not separately compensated, but the expenses of attending are reimbursed.

Director Compensation Paid for 2014.  Set forth below is a table showing the compensation paid for 2014 to each non-employee director who served for any period during 2014.  The amounts are based on the standard director compensation arrangements described above.  In 2014, Peter E. MacKenna and Patrick T. Manning were directors and employees of the Company, and both were compensated as employees, not as directors.  Mr. Manning left the Company after the May 2014 Annual Meeting of Stockholders, and Mr. MacKenna left the Company in January 2015.

None of the Company's non-employee directors received any compensation for any other service provided to the Company.

In the table below, —

•	Fees Earned or Paid in Cash include meeting fees, the directors' annual retainer fee, annual fees for serving as the Chair of a committee or as Chairman of the Board.

•
Stock Awards show the dollar value of the annual award of restricted stock made following the Annual Meeting of Stockholders to each director.  The award is denominated in dollars, not shares, so this number is the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.  The cost does not reflect any estimates made for financial statement reporting purposes of future forfeitures related to service-based vesting conditions.  The valuation of the awards is described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 in Note 16 of Notes to Consolidated Financial Statements.  No amounts earned by a director have been capitalized on the balance sheet for 2014.

•	All dollar amounts are rounded to the nearest dollar.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
John D. Abernathy (resigned January 2014)	8,250	—	8,250
Marian M. Davenport	57,007	50,000	107,007
Robert A. Eckels (1) (resigned May 2014)	26,225	—	26,225
Joseph P. Harper, Sr. (1) (resigned June 2014)	20,684	50,000	70,684
Maarten D. Hemsley	116,830	50,000	166,830
Charles R. Patton	53,500	50,000	103,500
Richard O. Schaum	76,250	50,000	126,250
Milton L. Scott	85,750	50,000	135,750
Paul J. Varello	54,690	50,000	104,690

(1)	Mr. Eckels had ceased to be a director when the 2014 award of restricted stock to directors was made. Mr. Harper's restricted stock award was forfeited when he resigned from the Board.

Outstanding Awards.  The following table shows at December 31, 2014 for each non-employee director the grant date fair value of each outstanding stock award that has been expensed, and the aggregate number of shares of stock awarded.

The annual stock award to directors is denominated in dollars ($50,000) and was converted into shares of common stock using the $8.06 closing price per share on the award date, May 9, 2014, which resulted in an award to each non-employee director of 6,203 shares.

At December 31, 2014, no non-employee director held any stock options or any stock-based grant or award other than those shown in the table below.

Name	Grant Date	Aggregate Stock Awards Outstanding at December 31, 2014 (#)	Grant Date Fair Value of Stock Awards ($)
Marian M. Davenport	5/09/2014	6,203	50,000
Maarten D. Hemsley	5/09/2014	6,203	50,000
Charles R. Patton	5/09/2014	6,203	50,000
Richard O. Schaum	5/09/2014	6,203	50,000
Milton L. Scott	5/09/2014	6,203	50,000
Paul J. Varello	5/09/2014	6,203	50,000

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management.  The following table sets forth certain information at March 16, 2015 about the beneficial ownership of shares of the Company's common stock, its only class of equity securities outstanding.  The information given relates to the following categories of stockholders:

•	Each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of common stock.

•	Each nominee and continuing director.

•	Each executive officer named below in the Summary Compensation Table for 2014 under the heading Executive Compensation.

•	All directors and executive officers as a group.

Based on information furnished by the beneficial owners, the Company believes that the owners listed have sole investment and sole voting power over the shares of common stock shown as beneficially owned by them, except as stated otherwise in the footnotes to the table.

Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 requires that the percentages listed in the following table assume for each person or group the acquisition of all shares that the person or group can acquire within sixty days of a recent date, for instance by the exercise of a stock option, but not the acquisition of the shares that can be acquired in that period by any other person, entity or group listed.  However, none of the entities listed below have indicated that they have any rights to acquire additional shares of common stock in the future.  In addition, none of the Company's directors or executive officers holds any stock options or other rights to acquire shares of the Company's common stock.

Except as otherwise indicated, the address of each beneficial owner is the address of the Company.

Name and Address of Beneficial Owner	Total Beneficial Ownership	Percent of Class
FMR LLC (1) 245 Summer Street, Boston, Massachusetts 02210	1,906,200	10.08%
Rutabaga Capital Management (2) 64 Broad Street — 3rd Floor Boston, MA 02109	1,467,873	7.76%
BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10022	1,200,144	6.35%
Marian M. Davenport (4)	6,203	†
Maarten D. Hemsley (4)(5)	181,986	†
Peter E. MacKenna (6) 22 Maymont Way The Woodlands TX 77382	211,328	1.12%
Charles R. Patton (4)	11,178	†
Richard O. Schaum (4)	22,898	†
Milton L. Scott (4)	31,067	†
Paul J. Varello (4)	12,203	†
Thomas R. Wright (7)	57,958	†
Brian R. Manning (8) 2102 Woodford Green Kingwood TX 77339	505,058	2.67%
Con L. Wadsworth	4,869	†
Peter J. Holland(9) 62 South Mews Wood Court The Woodlands, TX 77381	8,561	†
All current directors and executive officers as a group (8 persons) (10)	347,654	1.84%
† Less than one percent.

The information for the entities identified in footnotes 1 through 3, below, is based on Schedule 13G's and amendments of them that have been filed with the Securities and Exchange Commission by the named entity on the dates indicated.

			Voting Power		Dispositive Power
	Name	Filing Date	Sole	Shared	Sole	Shared
(1)	FMR LLC	November 10, 2014	56,200	—	1,906,200	—

In its filing, FMR states that the filing reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the "FMR Reporters") and that the filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998).

(2)	Rutabaga Capital Management	February 13, 2015	1,240,873	227,000	1,467,873	—
	In its filing, Rutabaga Capital Management states that it is an investment adviser in accordance with §240.13d-1(b)(I)(ii)(E) under the Securities Exchange Act of 1934.
(3)	BlackRock, Inc.	January 30, 2015	1,181,611	—	1,200,144	—

In its filing, BlackRock states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Sterling Construction Company, Inc.  No one person's interest in the common stock of Sterling Construction Company, Inc. is more than five percent of the total outstanding common shares.

(4)
This director's shares include or consist of 6,203 shares that are subject to restrictions that prohibit their sale or other transfer. The shares were awarded to the non-employee as director compensation — see the section above entitled Director Compensation under the heading Board Operations. The restrictions expire on May 7, 2015, the day before the 2015 Annual Meeting of Stockholders, but earlier if the director dies or becomes disabled, or if there is a change in control of the Company. The shares are forfeited before the expiration of the restrictions if the director ceases to be a director other than because of his or her death or disability, or a change in control of the Company.

(5)	Mr. Hemsley's shares do not include the shares owned by the Maarten and Mavis Hemsley Family Foundation.
(6)	Mr. MacKenna left the Company on January 31, 2015; these are the shares that he held at that time.
(7)
Of Mr. Wright's shares, 55,536 are subject to restrictions that prohibit their sale or other transfer. The restrictions on 6,666 of the shares expire in equal installments on September 25 in each of the calendar years 2015 and 2016; restrictions on 2,412 of the shares expire on February 18, 2017, and restrictions on 29,781 shares expire on December 31, 2017. The restrictions on all of the shares expire earlier than the above dates if Mr. Wright's employment is terminated without cause, or if there is a change in control of the Company. The shares are also subject to forfeiture under certain circumstances.

(8)	Mr. Manning left the Company on January 27, 2015; these are the shares that he held at that time. As to those shares, Mr. Manning then had voting and dispositive power as described below:
Shares	Voting and/or Dispositive Power
266,505	Sole voting and dispositive power. These shares are owned directly by Mr. Manning.
238,553	Shared voting and investment power. Mr. Manning is a co-trustee of seven separate trusts, each of which holds 34,079 shares. Mr. Manning is the beneficiary of one of the seven trusts.
(9)	Mr. Holland left the Company on January 5, 2015. These are the shares that he held at that time.
(10)	For all current directors and executive officers as a group, see footnotes 4 through 9, above, for a description of certain of the shares included in the total for the group.
Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s equity securities (insiders) to file with the Securities and Exchange Commission reports of beneficial ownership of those securities, as well as certain changes in beneficial ownership on Forms 3, 4 and 5, and to give the Company a copy of those reports.

Based solely upon a review of Forms 3 and 4 and amendments to them furnished to the Company during 2014; any Forms 5 and amendments to them furnished to the Company relating to 2014; and written representations that no Form 5 is required, all Section 16(a) filing requirements applicable to the Company’s insiders were satisfied except that Patrick T. Manning, who ceased to be a director and officer of the Company in May 2014, failed to file on a timely basis a single Form 4 reporting a single margin call sale of 2,700 shares of his Company's common stock.

EXECUTIVE COMPENSATION

The Executive Officers.  The Company is required under applicable rules and regulations to furnish information about the compensation of the following executives:

•	Any person who served during 2014 as the Company's principal executive officer and any person who served during 2014 as the Company's principal financial officer; and

•
Its three most highly-compensated executive officers (other than the principal executive officer and the principal financial officer) who were serving as executive officers of the Company on December 31, 2014.

The table below shows the names and titles of those executives at December 31, 2014.  They are referred to as the named executive officers because they are named in the Summary Compensation Table for 2014, below.  Messrs. MacKenna, Manning and Holland left the Company on different dates in January 2015.

Name	Title/Position at December 31, 2014
Peter E. MacKenna	President & Chief Executive Officer
Thomas R. Wright	Executive Vice President & Chief Financial Officer
Brian R. Manning	Executive Vice President & Chief Business Development Officer
Con L. Wadsworth	Senior Vice President; President, Ralph L. Wadsworth Construction Company, LLC
Peter J. Holland	Senior Vice President; President, Texas Sterling Construction Co.

Compensation Discussion and Analysis.  This discussion and analysis of executive compensation covers the compensation awarded to, earned by, or paid to the named executive officers.  It covers the material elements of their compensation, including the following:

•	The objectives of the Company's compensation programs and what they are designed to reward;

•	The elements of the named executive officers' compensation, and why the Compensation Committee has chosen those elements;

•	How the amounts and compensation formulas were determined, and how they fit into the Company's overall compensation objectives; and

•	The results of the most recent stockholder advisory vote on executive compensation.

The objectives of the Company's compensation programs and what they are designed to reward.  The Compensation Committee of the Board of Directors, which is currently composed of four directors, all of whom are independent, oversees and approves the compensation of the named executive officers.  The Committee's compensation objectives are as follows:

•	To provide a rate of pay for the work the executive does that is appropriate in comparison to similar companies in the industry, and that is considered fair by the executive and the Committee;

•	To give the executive a significant incentive to perform at a high level, to reward that performance if achieved, and thereby to contribute to the Company's financial success;

•	To give the executive an incentive to remain with the Company; and

•	In the case of newly-hired executives, to provide them with an incentive to leave a prior employer and join the Company, and in some cases, also to relocate.

The elements of the named executive officers' compensation, and why the Compensation Committee has chosen those elements.

Except as noted otherwise, executives are compensated through annual salaries and an incentive compensation arrangement or plan.  Annual salaries are designed to compensate the executive for the performance of his or her day-to-day responsibilities.  The incentive compensation arrangements are designed to give the executives the opportunity to earn additional compensation (a portion of which is paid in shares of the Company's common stock) if certain goals and objectives are met.

Performance-Based Incentive Compensation.  Incentive compensation consists of both cash and stock.  While cash is an obvious incentive, the stock portion of incentive compensation is designed to encourage executives to take a longer-term perspective in fulfilling their responsibilities, and to align their financial interests with those of the Company's stockholders.

Incentive compensation is performance-based because it is dependent on the achievement of Company financial goals and the executive's personal goals.  Financial goals, which for some executives also include operating unit financial goals, tie a portion of incentive compensation to the team effort required for Company-wide success, while the personal goals are designed to concentrate the executives' attention on their own contributions to the overall effort.

Change-in-Control Agreements.  The Compensation Committee believes that change-in-control agreements for certain executives whose employment is likely to be adversely affected by a change in control are in the best interests of the Company and its stockholders because they provide the executive with a clear incentive to remain neutral as to any change-in-control transaction, should one arise.  Except for Mr. Wright (as described below) the severance is only payable if both a change-in-control transaction is consummated and the executive's employment is terminated without cause.  The Committee believes that this enables the executive to remain dedicated to carrying out his or her duties and responsibilities in the course of the negotiations of a transaction, without being diverted by concerns about employment after the transaction has occurred.  The Committee also believes that the amount of the severance, three times base salary, which is reduced by any other severance payable on account of the termination of the executive's employment, is appropriate.

Instead of a change-in-control severance arrangement, Mr. Wright's employment agreement, as amended, provides him with a retention payment equal to one year's salary provided that during any change-in-control negotiations, he remains an employee of the Company, and diligently to the best of his abilities carries out his responsibilities, and cooperates in the consummation of the transaction.  This arrangement was made at Mr. Wright's request, and the Committee believes that although the amount is payable irrespective of termination of employment, at a multiple of only one times salary, it is advantageous to the Company.

The Committee did not provide to either of Mr. Wadsworth or Mr. Holland change-in-control severance arrangements because as operating executives a change in control would be much less likely to affect their post-transaction employment.

With the departure of Messrs. MacKenna, and Manning, and with Mr. Wright's change-in-control retention arrangement described above, no current employee has a change-in-control severance agreement.

How the amounts and compensation formulas were determined, and how they fit into the Company's overall compensation objectives.

Generally, the amount of an executive's compensation is based in part on a determination of comparable compensation levels in the construction industry and the personal judgement of the members of the Compensation Committee, drawing on their own business experience.  The Committee attempts to set executives' salaries neither substantially higher nor substantially lower than the median in the industry.  Messrs. MacKenna, Wright and Wadsworth each entered into an employment agreement in connection with their joining the Company with the result that their compensation was determined largely by negotiation between the executive and the Committee, or in the case of Mr. Wadsworth, the Company.

Mr. MacKenna.  In setting Mr. MacKenna's salary in September 2012 and making initial restricted stock awards to him, the Compensation Committee took into account his twenty-five years of experience in the construction industry; the compensation he was being paid by his former employer; chief executive officer compensation levels at similar companies; the desirability of having the Chief Executive Officer of the Company own stock in the Company as a long-term incentive; the fact that Mr. MacKenna would be required to move his family from New York to Texas; his compensation requests; and the fact that by joining the Company, he would be giving up incentive compensation at his prior employer.

Mr. MacKenna's employment agreement required the Company, beginning in 2014, to consider merit and cost of living increases in his salary.  The Compensation Committee determined not to award any cost-of-living or merit increases for 2014 or 2015.  In considering the matter, the Committee took into consideration Mr. MacKenna's and the Company's performance in those years, and compensation levels at a peer group of companies (listed below).

Mr. MacKenna's target incentive compensation, namely the level of incentive compensation that he could earn if all goals were achieved, was set at 120% of his base salary.  The target was allocated equally to the achievement of a Company financial goal and to personal goals, and was payable 70% in cash and 30% in restricted stock.  These levels and the allocation between cash and stock were the result of negotiation between Mr. MacKenna and the Committee in 2012 in connection with his joining the Company.  For 2014, the Committee determined that Mr. MacKenna achieved 75% of his personal goals.

Mr. Wright.  In establishing Mr. Wright's salary, the Compensation Committee obtained salary information from four different sources about public-company chief financial officers in the Houston area and in the heavy civil construction industry.  The information was then reviewed and validated by the search firm that the Company had employed to identify chief financial officer candidates.

Mr. Wright's incentive compensation for 2014 was based on the Company's 2014 Incentive Compensation Plan, in which other officers of the Company participated, and which is based equally on the achievement of a Company financial goal and personal goals.  His target incentive compensation is established in his employment agreement at 120% of his base salary, a number that was established through negotiation in connection with his joining the Company.  Under the 2014 Incentive Compensation Plan, his incentive compensation is paid one-half in cash and one-half in restricted stock.  For 2014, the Committee determined that Mr. Wright achieved 100% of his personal goals.

Mr. Manning.  Mr. Manning's 2011 employment agreement expired at the end of 2013 and was not renewed, but he continued to be paid the same salary.  He participated in the Company's 2014 Incentive Compensation Plan with a target incentive of 40% of base salary, a number that was recommended by Mr. MacKenna and approved by the Compensation Committee.  For 2014, the Committee determined that Mr. Manning achieved 66.7% of his personal goals.

In giving equal weight to financial and personal goals when it approved Mr. MacKenna's employment agreement, and later when it approved the 2014 Incentive Compensation Plan, the Compensation Committee was following its belief that the achievement of personal goals themselves can contribute significantly to the Company's success in both the short- and long-term even if financial goals are not met.  The annual financial goal and executives' personal goals are subject to approval by the Committee.

Mr. Wadsworth.  Mr. Wadsworth's current salary was the subject of negotiation between the Company and Mr. Wadsworth in late December 2012 in connection with the Company's purchase from Mr. Wadsworth and his three brothers of the remaining 20% interest in Ralph L. Wadsworth Construction Company, LLC (RLW) that the Company had not purchased in December 2009.  His salary was based on the expectation of his succeeding his brother Kip Wadsworth as RLW's chief executive, which he did in January 2014, and the Company's belief in the importance of retaining his operational expertise and experience at RLW, where he has been employed for many years in various capacities.  In 2014, Mr. Wadsworth did not participate in any incentive compensation plan; rather he was eligible for a bonus that is determined by negotiation with the Company's Chief Executive Officer, but subject to the approval of the Compensation Committee.

Mr. Holland.  Mr. Holland's salary and his target incentive compensation (120% of base salary) were established by negotiation in connection with his joining the Company in September 2013 as the chief executive of the Company's Texas Sterling Construction Co. subsidiary.  Mr. Holland was elected an executive officer of the Company in June 2014.  For 2014, the Committee determined that Mr. Holland achieved 60% of his personal goals.

Mr. Varello.  Mr. Varello is not a named executive officer, because he only became Chief Executive Officer in early 2015.  His salary and equity compensation were based on his desire to have a nominal salary that avoids a cash burden on the Company, and instead to be compensated with equity so as to more clearly align his interests with those of the Company's stockholders.

The results of the most recent stockholder advisory vote on executive compensation.

The Company conducts annual advisory votes on executive compensation.  At the 2014 Annual Meeting of Stockholders, the vote was as follows:

Number of Shares Entitled to Vote	Voted For	Voted Against	Abstained
13,111,842	86.3%	12.6%	1.1%

The Compensation Committee believes that this vote indicates general stockholder satisfaction with the Company's executive compensation policies and decisions.  In the event that stockholders do not approve executive compensation for a given year, the Compensation Committee will review its decisions on compensation structure and levels, as well as the comparability of the executives' compensation to that of a peer group of companies, before deciding whether to make any change in the compensation of one or more of the executives.

Additional Information on Executive Compensation.

•
All incentive compensation, whether paid in cash or stock, is subject to recovery by the Company, irrespective of culpability, if the Company restates the financial statements on which the incentive compensation was based.

•	For more information on payments to the executives in the event of the termination of their employment, see the section below entitled Potential Payments upon Termination or Change-in-Control.

•	A description of the material terms of the employment agreements of the named executive officers is set forth below in the section entitled Employment Agreements of the Named Executive Officers.

•	A description of the material terms of the 2014 Incentive Compensation Plan is set forth below in the section entitled Grants of Plan-Based Awards for 2014.

•
The peer group that the Compensation Committee has used since 2013 in considering salary and incentive compensation levels consists of the following companies that operate in whole or in part in the construction or construction-related industry.  This group reflects a revision to the peer group that was first used by the Committee in 2010 and reflects changes in the industry.

Granite Construction Incorporated Layne Christensen Company Michael Baker International Orion Marine Group, Inc.	Primoris Services Corporation Tutor Perini Corporation* U.S. Concrete, Inc.
*	For comparison purposes, the Compensation Committee used the compensation of the Executive Vice President of Tutor Perini's civil group not Tutor Perini's chief executive.

New Incentive Compensation Arrangements for 2015.  In mid-2014, the Compensation Committee, working with senior management, started the development of an incentive compensation program having a financial goal that is achieved, if at all, at the end of a multi-year period.  Having settled on its structure, the Compensation Committee integrated the program with the basic design of the annual 2013 and 2014 Incentive Compensation Plans to create a single incentive compensation program having both a short-term and a long-term element.  Messrs. MacKenna, Manning and Holland left the Company before the new program was implemented.  Mr. Wadsworth has elected not to participate in the program.

The short-term element is based on the portion of participants' target incentive compensation that was formerly payable in cash in the 2014 Incentive Compensation Plan, and that was based on achieving an earnings-per-share goal and personal goals.  For Mr. Wright, the cash portion was 50% of his 120% target, which is equal to 60% of his base salary.

In recognition of Mr. Wright's exceptional contributions to the Company, when the new plan was approved, Mr. Wright's salary was increased to $375,000, his target cash incentive compensation was increased to 70% of base salary, and his target stock-based incentive compensation (described below) was increased to 100%.

The long-term element of the new 2015 program is based on the portion of the participants' target incentive compensation that was formerly payable in shares of restricted common stock.  For Mr. Wright, this was the other 50% of his 120% target under the 2014 Incentive Compensation Plan, then equal to 60% of his base salary, but increased for the new program to 100% of base salary, as described above.

The long-term element of the new program is computed as a percentage of base salary, but is payable in both shares of restricted stock that have time-based vesting, and restricted stock units that vest only on the achievement of a Company goal at the end of the three-year program.  The Committee believes that these two equity elements serve the dual objective of providing a retention incentive and an incentive that aligns the financial interests of the executives with those of the Company's stockholders.

For the vesting of the restricted stock units, the Compensation Committee chose a goal based on total stockholder return (TSR) in the belief that it is the measure of the Company's performance in which stockholders are ultimately most interested.  The Committee established the TSR goal as a comparative one, based on the rank of the Company's TSR against the TSR's of a peer group of companies, because it takes into account and adjusts for the fact that economic and political factors affect all companies in the construction industry, for better or worse.  For the new program, the Committee modified the peer group used in the past to create one that it believes is a more accurate reflection of companies that are more comparable to the Company.

The Committee established a program term of three years, believing the period to be long enough to provide a continuing incentive, but not so long as to make the goal seem out of reach, or unattainable.

Set forth in the table below are the material features of the 2015 program.  The short-term incentive program is referred to as the STIP, and the long-term incentive program is referred to as the LTIP.

Time-Based Shares are shares that vest at the end of the three-year program period if the executive has remained an employee of the Company.

The restricted stock units are referred to as RSU's.  RSU's are converted on a one-for-one basis into unrestricted shares of common stock to the extent, if at all, that the TSR goal is met.  As noted above, Messrs. MacKenna, Manning, Holland and Wadsworth are not participants in the STIP or LTIP.  In addition, Mr. Varello is not a participant in the STIP or the LTIP because of his unique compensation arrangements, described above.

Term of the Program	STIP — One year (2015)
LTIP — Three years (January 2015 through December 2017)
STIP Target Incentive Amount as a Percent of Salary:	Mr. Wright 70%
EPS Goal Allocation:	50% of the Target Incentive Amount
Minimum Achievement Level: Maximum (Cap) Achievement Level:	80% of the EPS Goal 120% of the EPS Goal
Personal Goal Allocation:	50% of the Target Incentive Amount
Minimum Achievement Level: Maximum (Cap) Achievement Level:	None 100%
LTIP Target Incentive Amount as a Percent of Salary:	Mr. Wright 100%
Allocation of the LTIP Target Incentive Amount:	Mr. Wright: 50% Time-Based Shares; 50% RSU's
RSU Vesting Matrix:
The Company's 3-Year TSR Percentile Ranking	Percentage of Target RSU's that Vest
80% or higher	150%
50%	100%
25%	25%
Below 25%	0%
The Peer Group:
MasTec, Inc. Tutor Perini Corporation Granite Construction Incorporated Willbros Group Inc. Primoris Services Corporation Dycom Industries Inc.	Layne Christensen Company Great Lakes Dredge & Dock Corporation U.S. Concrete, Inc. Integrated Electrical Services, Inc. Orion Marine Group, Inc. Argan, Inc.

Under the STIP, if a participant ceases to be an employee because of a termination without cause, permanent disability, death, or retirement, the participant will receive the incentive compensation that he or she would have earned, based on the actual achievement, if any, of the financial goal, and assuming that the participant had completed all of his or her personal goals satisfactorily.  The resulting incentive compensation amount is then pro rated based on the number of days during the year that the participant was an employee of the Company.

Under the LTIP, if an employee ceases to be an employee because of a termination without cause, permanent disability, or death, all Time-Based Shares and Target RSU's vest in full.  In the case of a participant's retirement, the shares and RSU's vest pro rata based on the number of months during the three-year program term that the participant was an employee of the Company, and in the case of RSU's, based on the Company's actual TSR ranking at the end of the program period.

Under both programs, in the event of a change in control of the Company, all amounts, shares and RSU's vest at the target levels.

Compensation Consultant.  In designing the combined short- and long-term incentive compensation program, the Compensation Committee retained the services of Meridian Compensation Partners, LLC in July 2014.  At the request of the Compensation Committee, Meridian made presentations and provided written documents to the Committee on different possible structures, goals, forms of equity, peer groups, and comparative data for the proposed plan.  In the course of their work, Meridian reviewed Company drafts of plan documentation, provided information on practices in other companies, and prepared charts showing the effect of different proposals on the cost of the program.  Meridian did not make recommendations on the compensation of individual executives under the proposed plan.

The Compensation Committee assessed Meridian's independence pursuant to Securities and Exchange Commission rules, and concluded that its work did not raise any conflict of interest.  Meridian has done no other work for the Company.  The total fees paid to Meridian for their work on the new plan were approximately $49,000.

Compensation Policies & Practices — Risk Management.

The Compensation Committee has reviewed the Company's compensation policies and practices, and in particular its incentive compensation and bonus policies, as they relate to risk management, and has determined that they support the Committee's compensation objectives without encouraging inappropriate, unintended, or excessive risk-taking by employees, and are not reasonably likely to have a material adverse effect on the Company.  The Compensation Committee elected not to hire an outside adviser in undertaking its risk review in 2014.  For a full description of the Company's significant risk factors, see Item 1A. Risk Factors in the Company's 2014 Annual Report on Form 10-K, which is available with this Proxy Statement.

In reaching its conclusions, the Compensation Committee took into account many factors, including the fact that because of the nature of the Company's business, any short-term manipulation of financial results will have an adverse effect over time, as follows:

•	Incentive compensation is paid in part in equity that does not vest for a minimum of three years after it is awarded, thereby subjecting the recipient's stock to extended market risk.

•	Officers of the Company and its subsidiaries are subject to stock retention requirements, which also subject their stockholdings to market risk.

•	There are appropriate caps on the amount of incentive compensation that can be earned.

•
Most of the Company's projects are performed over the course of more than one calendar year, so that a manipulated increase in profits in one year will have the effect of reducing profits in the subsequent year and vice versa.

•	The Company's claw-back policy applies to both cash and equity incentive compensation irrespective of whether or not the recipient of the compensation was at fault.

Percentage-of-Completion Accounting.  The Compensation Committee considers that, by their nature, the percentage-of-completion accounting and revenue recognition rules under which the Company is required to prepare its financial statements may be susceptible to manipulation.  Percentage-of-completion accounting requires management to make estimates at least every month of the cost of completing projects that are on-going at the date of the review.  These estimates directly affect reported profits, and profits, directly or indirectly, are the basis for the award of half or more of the Company's incentive compensation.  The Compensation Committee believes that this risk is mitigated in the following ways:

•	Senior executives perform rigorous project reviews on a monthly basis to ensure that estimates are accurate.

•	The Company's independent auditors review the current year's estimates and compare them to actual, prior-year results, so that over time, any manipulation of results would become evident.

•
As noted above, because most of the Company's large projects are performed over the course of more than one fiscal year, a manipulated increase in profits in one year will have the effect of reducing profits in the subsequent year, and vice versa.

The Total Stockholder Return Goal.  Under the 2015 incentive compensation program, the long-term goal for the vesting of restricted stock units is based on the change in the Company's stock price over a period of three years compared with the change in the stock prices (plus dividends) of a peer group of companies over the same period.  The Company does not pay dividends, but some of the companies in the peer group do.  The Committee believes that manipulation of the Company's stock price to achieve this goal would be particularly difficult because the Company's small float makes the stock price susceptible to swings and variations unaffected by the Company's financial performance, and because of the unpredictability of which events and circumstances actually affect the Company's stock price.

Employment Agreements of the Named Executive Officers.  For the effects of termination of employment under the employment agreements of the named executive officers, see the section below entitled Potential Payments upon Termination or Change-in-Control.

The following table shows the material financial features of the employment agreements of the named executive officers.  Mr. Manning, who left the Company in January 2015, had not had an employment agreement since 2013.

Name	Annual Salary	Target Incentive Compensation as a Percent of Salary	Percent Allocated to EPS Goal (1)	Percent Allocated to EBIT Goal (1)	Percent Allocated to Personal Goals (1)	Percent Paid in Cash (1)	Percent Paid in Restricted Stock (1)
Peter E. MacKenna (2)	$600,000	120%	50%	—	50%	70%	30%
Thomas R. Wright	$350,000	120%	50%	—	50%	50%	50%
Con L. Wadsworth (3)	$365,000	N/A	N/A	N/A	N/A	N/A	N/A
Peter J. Holland (2)	$325,000	120%	25%	50%	25%	50%	50%

(1)	For Messrs. Wright and Holland, these percentages were established in the Company's 2014 Incentive Compensation Plan in which they participated as provided in their employment agreements.

(2)	Messrs. MacKenna and Holland left the Company in January 2015.

(3)
Mr. Wadsworth does not participate in any incentive compensation plan; his bonus for a given year is determined by negotiation with the Chief Executive Officer, but is subject to the approval of the Compensation Committee.

Mr. MacKenna's Employment Agreement.  In September 2012, Mr. MacKenna entered into an employment agreement with the Company in connection with his hiring as Chief Executive Officer.  The employment agreement had no fixed term, but continued in effect until terminated by either the Company or by Mr. MacKenna, which occurred on January 31, 2015.  The employment agreement provided for a signing bonus of $250,000; relocation expense reimbursement; and reimbursement for any income taxes paid on the relocation benefits.  His base salary was subject to merit and cost of living increases in the discretion of the Compensation Committee starting with calendar year 2014.

His agreement also provided for a restricted stock award of 100,000 shares in each of 2012 and 2013.  The 2012 restricted stock award was to vest in five equal annual installments.  The 2013 award was to vest on March 31, 2018 if the Company had achieved a 5% average return on equity for the five fiscal years ended December 31, 2017.  The vesting of both awards, by their terms, was accelerated when Mr. MacKenna left the Company.

Of his target incentive compensation, 50% was based on the Company achieving an earnings-per-share (EPS) goal, and 50% was based on his completing his personal goals.  Any incentive compensation earned was payable 70% in cash and 30% in restricted stock.

Under his employment agreement, no incentive compensation was paid for the EPS goal if less than 80% of the goal were achieved, and the maximum payment of incentive compensation was capped at a 120% level of achievement.  The 30% of his incentive compensation payable in shares of restricted common stock were to vest at the end of a three-year restriction period unless earlier forfeited because of a termination of his employment for cause or if he resigned his employment.  Vesting was to have accelerated if his employment were terminated without cause.  The number of shares awarded, if any, was calculated using the average closing price of the Company's common stock during December of the year for which the incentive compensation was paid.

Mr. Wright's Employment Agreement.  In September 2013, Mr. Wright entered into an employment agreement with the Company in connection with his hiring as Chief Financial Officer.  The employment agreement has a term of one year with automatic annual renewals unless the Company gives Mr. Wright notice of non-renewal sixty days prior to the annual renewal date.  The agreement provides that his base salary is subject to annual reviews for merit increases, and for a signing bonus of $100,000; a restricted stock award of 10,000 shares that vests in three substantially equal annual installments on the first three anniversaries of the award date; and reimbursement of relocation expenses.  The agreement also provides that he is eligible to participate in the annual incentive plan made available to the Company's senior management team.

Mr. Wadsworth's Employment Agreement.  Mr. Wadsworth entered into an employment agreement with the Company's Ralph L. Wadsworth Construction Company, LLC subsidiary (RLW) in December 2012 when he and three of his brothers sold their remaining interest in RLW to the Company.  The agreement has no fixed term and provides for an annual salary of $365,000.  The agreement makes no provision for Mr. Wadsworth's incentive compensation.  For 2014, Mr. Wadsworth's bonus was determined by negotiation with the Chief Executive Officer, and approved by the Compensation Committee.

Mr. Holland's Employment Agreement.  Mr. Holland entered into an at-will employment agreement in September 2013 with the Company's Texas Sterling Construction Co. subsidiary in connection with his hiring as its chief executive.  The agreement was amended in March 2014.  Under his employment agreement, as amended, his employment could be terminated at any time by the Company or by Mr. Holland.  The agreement provided for a base salary of $325,000; a cash signing bonus of $50,000; a restricted stock award having a value of $75,000; use of a Company-owned vehicle; and relocation benefits for his move from Austin to Houston, Texas.  The agreement also provided that he would be eligible to participate in the annual incentive compensation plan made available to the Company's management team.

Potential Payments upon Termination or Change-in-Control.  The table below describes the events that would trigger payments or the provision of other benefits to the named executive officers in the event of the termination of their employment or a change in control of the Company.  The Company would provide all the payments and benefits described below.  The amounts assume that the termination or change in control occurred on December 31, 2014.

Irrespective of the reason for the termination of employment, the employment agreements of each of Messrs. MacKenna, Wright and Wadsworth prohibit the executive from competing with the Company, or soliciting its employees while employed by the Company and after his employment terminates.  For Messrs. MacKenna and Wright, the post-employment non-competition period are eighteen months and twelve months, respectively, and are irrespective of the reason for termination.

For Mr. Wadsworth, who is also the President of the Company's Ralph L. Wadsworth Construction Company, LLC, subsidiary (RLW) the period is one year; however, the non-solicitation provision does not apply to his immediate family members who are employees of RLW.

Messrs. MacKenna, Wright and Holland are prohibited by their employment agreements from disclosing the Company's confidential information indefinitely; Mr. Wadsworth is prohibited from disclosing the Company's confidential information for a period of four years after his employment terminates.  Mr. Manning is not subject to any contractual, post-employment non-competition, non-solicitation or non-disclosure restrictions.

Triggering Event	Executive	Payments & Benefits
Termination of the executive's employment by the Company without cause.(1)	Mr. MacKenna
Payment in a lump sum of an amount equal to eighteen months' salary which, at December 31, 2014, would have been $900,000.
Reimbursement of COBRA expenses for an 18-month period at a cost to the Company of approximately $27,944 with a gross-up of approximately $9,222 in taxes.

Mr. Wright
Payment in a lump sum of an amount equal to twelve months' salary which, at December 31, 2014, would have been $350,000.
Reimbursement of COBRA expenses for a 12-month period at a cost to the Company of approximately $16,769 with a gross-up of approximately $5,534 in taxes.

	Mr. Manning	Mr. Manning would have been entitled only to the severance compensation traditionally paid to other salaried employees.
Mr. Wadsworth
The bonus he would have earned had his employment not been terminated.
Reimbursement of COBRA expenses for a 12-month period at a cost to the Company of approximately $15,393 with a gross-up of approximately $5,080 in taxes.

Mr. Holland
Continued payment of his base annual salary ($325,000) through the first anniversary of the termination date.
Reimbursement of COBRA expenses through the first anniversary of the termination date at a cost to the Company of approximately $18,264.

Termination by the Company for cause.(2)	All executives	No severance compensation is paid, and all of the shares under their outstanding restricted stock awards, if any, are forfeited.

Triggering Event	Executive	Payments & Benefits
Voluntary resignation by the executive.	All executives	None.
A change in control of the Company, without a termination of employment.	All executives
All of the shares under the executives' outstanding restricted stock awards, if any, vest in full.(3)
At December 31, 2014 the closing price of the Company's common stock was $6.39 per share.  Accordingly, the market value of the shares subject to restrictions that would have vested in a change in control of the Company on December 31, 2014 are as follows:

		Mr. MacKenna Mr. Wright Mr. Manning Mr. Holland	$1,042,259 $57,155 $13,637 $41,717
Mr. Wadsworth held no restricted stock at December 31, 2014.
	Mr. Wright	In addition to the vesting of his restricted stock, Mr. Wright would have been entitled to a lump sum payment equal to one year's salary ($350,000 at December 31, 2014) on the consummation of a change in control of the Company provided that during the negotiations of the transaction he remained an employee of the Company and diligently to the best of his abilities carried out his duties and responsibilities.
A change in control preceded or followed by a termination of employment without cause.(1)	All executives	As described in the immediately preceding section, all of the shares under their outstanding restricted stock awards, if any, vest in full.(3)
	Mr. MacKenna	If the termination of employment without cause had occurred during a period starting ninety days before and ending two years after a change in control, he would have been entitled in a lump sum to —
		●	The payment and benefits that are described above for a termination of his employment without cause not in connection with a change in control; and
		●	A net, lump sum, change-in-control severance payment of $900,000.
	Mr. Wright	The $350,000 payment described in the previous section that would be made upon the consummation of a change in control; and The payment and benefits that are described above for a termination of his employment without cause irrespective of a change in control.
	Mr. Manning	If the termination of employment without cause occurs during a period starting thirty days before and ending two years after a change in control, he would have been entitled to a lump sum payment of $945,000.
	Mr. Wadsworth & Mr. Holland	No additional payments or benefits over and above those described above for a termination of employment without cause irrespective of a change in control.

(1)
A termination without cause is a termination for any reason other than a termination for cause, permanent disability, death or a voluntary resignation, but includes a resignation by the executive that is the result of a breach by the Company of a material provision of his employment agreement.

(2)
The term "cause" is a defined term for executives with employment agreements, and means what is commonly referred to as cause in employment matters, such as gross negligence, dishonesty, insubordination, inadequate performance of responsibilities after notice, and the like.

(3)	The accelerated release of restrictions triggers no additional Company payment obligation, but it does accelerate the recognition by the Company of the cost of the award.

Compensation & Stock Tables.

Summary Compensation Table for 2014.  The following table sets forth for calendar years 2012, 2013 and 2014, all compensation awarded to, earned by, or paid to each of the current named executive officers who was serving as an executive officer during one or more of those years.

The Company does not pay any additional compensation to any executive officer for serving on the Board of Directors.  The amounts include any compensation that was deferred by the executive through contributions to a defined contribution plan account under Section 401(k) of the Internal Revenue Code.  All dollar amounts are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)(2) ($)	Non-Equity Incentive Plan Compensation (2) ($)	All Other Compen- sation (3) ($)	Total ($)
Peter E. MacKenna (4) President & Chief Executive Officer (principal executive officer)	2012 2013 2014	184,615 600,000 600,000	250,000 — —	977,000 994,000 81,000	250,000 216,000 189,000	40,026 156,506 399,952	1,701,641 1,966,506 1,269,952
Thomas R. Wright (4) Executive Vice President & Chief Financial Officer (principal financial officer) since September 25, 2013	2013 2014	84,808 350,000	100,000 —	92,600 105,000	56,384 105,000	43,502 22,740	377,294 582,740
Brian R. Manning Executive Vice President & Chief Business Development Officer	2012 2013 2014	315,000 321,058 315,000	10,009 — —	20,017 — —	20,017 51,187 31,500	10,000 7,611 14,867	375,043 379,856 361,367
Con L. Wadsworth (4) Senior Vice President; President, Ralph L. Wadsworth Construction Company, LLC	2014	365,000	182,500	—	—	13,526	561,026
Peter J. Holland (4) Senior Vice President; President, Texas Sterling Construction Co.	2014	325,000	—	—	58,500	75,684	459,184

(1)
This is the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, namely the number of shares of common stock multiplied by the closing price of the Company's common stock on the award date. The accounting for stock awards is described in Note 16 of Notes to Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

This incentive compensation is computed in dollars, but is payable in shares of restricted stock. The number of shares is based on the simple average closing price of the Company's common stock during December of the year for which the incentive compensation is paid. For 2014, the December average closing price was $6.296 per share.

(2)
Because the Company did not meet its $0.35 earnings-per-share goal for 2014 or any of its operating units' financial goals, these amounts reflect incentive compensation solely for personal goal achievement.  For 2014, Mr. MacKenna achieved 75% of his personal goals; Mr. Wright, achieved 100% of his personal goals; Mr. Manning achieved 66.7% of his personal goals; and Mr. Holland achieved 60% of his personal goals.  Mr. Wadsworth does not participate in any incentive compensation plan; his bonus for a given year is determined by negotiation with the Chief Executive Officer, but subject to the approval of the Compensation Committee.

The goal achievement of these named executive officers was determined by the Compensation Committee after taking into consideration Mr. MacKenna's recommendations on the subject and his self-assessment of his own personal goal achievement.

(3)	A breakdown of the amounts shown in this column is set forth in the table below.

(4)	Mr. MacKenna joined the Company in September 2012; Mr. Wright joined the Company in September 2013; and Messrs. Wadsworth and Holland became executive officers in June 2014.

		All Other Compensation
Name	Year	Company Contribution to 401(k) Plan Account ($)	Relocation Expenses Paid or Reimbursed by the Company ($) (1)	Tax Gross-Ups ($)	COBRA Reimburse- ment(2) ($)	Use of Company- Owned Vehicle or Company Fuel Card(3) ($)	Country Club Dues ($)
Peter E. MacKenna	2012 2013 2014	— — —	35,359 106,445 264,050	— 16,699 112,322	4,359 22,862 3,811	1,629 8,410 7,229	— 2,090 12,540
Thomas R. Wright	2013 2014	2,154 10,200	41,348 —	— —	— —	— —	2,090 12,540
Brian R. Manning	2012 2013 2014	10,000 7,611 10,200	— — —	— — —	— — —	6,494 6,303 4,667	— — —
Con L. Wadsworth	2014	13,526	—	—	—	—	—
Peter J. Holland	2014	—	46,185	—	—	16,959	12,540

(1)	Mr. MacKenna's relocation expenses for 2013 were underreported in the 2014 proxy statement due to a reporting error by the Company's third-party relocation services company.

(2)
Mr. MacKenna's employment agreement provided that in lieu of participating in the Company's health insurance program, he could elect to have the Company reimburse him the cost of maintaining the health coverage of his former employer pursuant to the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) for so long as it was available to him.  The COBRA reimbursements ceased in March 2014.

(3)	Messrs. MacKenna and Holland had the use of Company-owned vehicles, and Mr. Manning was given the use of a Company fleet fuel card for use with his personal vehicle.

Grants of Plan-Based Awards for 2014.  The following table shows each grant of an award in 2014 to the named executive officers under a Company plan.  No grants of stock options were made to the named executive officers in 2014, and no named executive officer holds a stock option.  A portion of incentive compensation for 2014 was calculated in dollars, but was paid in shares of restricted stock.  No direct stock awards were made.  For amounts actually paid for 2014, see the Summary Compensation Table for 2014, above.  Messrs. MacKenna, Manning and Holland left the Company in January 2015

Executive's Name	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)
	Threshold (1)	Target (2)	Maximum (3)
Peter E. MacKenna	378,000	720,000	792,000
Thomas R. Wright	220,500	420,000	462,000
Brian R. Manning	66,150	126,000	138,600
Con L. Wadsworth	—	—	—
Peter J. Holland	258,375	390,000	448,500

(1)	TheThreshold represents the sum of —

•	80% achievement of the financial goal, which was the minimum level of achievement that was required for any payout for the financial goal; and

•	25% achievement of personal goals, which is a notional percentage since there was no required minimum, or threshold, level of achievement for a payout for personal goals.

(2)	The Target represents the sum of —

•	100% achievement of the financial goal; and

•	100% achievement of personal goals.

(3)	The Maximum represents the sum of —

•	120% achievement of the financial goal, which was the maximum that could have been be earned even if the achievement level was higher than 120%; and

•	100% achievement of personal goals, which was the maximum that could have been earned for personal goals even if in some manner the actual achievement level was higher than 100%.

The following table shows the percentages on which the estimated possible payouts in the table above are based.  All of Mr. MacKenna's percentages were established in his employment agreement.  The target incentive compensation as a percent of salary of Messrs. Wright and Holland was established in their employment agreements, and the target incentive compensation of Mr. Manning was established by the Compensation Committee on the recommendation of Mr. MacKenna.  The other percentages for Messrs. Wright, Manning and Holland are found in the Company's 2014 Incentive Compensation Plan in which they participated.

Name	Salary ($)	Target Incentive Compensation as a Percent of Salary	Percent Allocated to a Financial Goal	Percent Allocated to an Operating Unit Goal	Percent Allocated to Personal Goals	Percent Payable in Cash	Percent Payable in Restricted Stock(1)
Peter E. MacKenna	600,000	120%	50%	—	50%	70%	30%
Thomas R. Wright	350,000	120%	50%	—	50%	50%	50%
Brian R. Manning	315,000	40%	50%	—	50%	50%	50%
Con L. Wadsworth (2)	365,000	N/A	N/A	N/A	N/A	N/A	N/A
Peter J. Holland	325,000	120%	25%	50%	25%	50%	50%

(1)
This portion of incentive compensation is calculated in dollars, but is paid in shares of restricted stock.  The number of shares is computed using the simple average of the daily closing prices of the Company's common stock in December of the year for which the incentive compensation, if any, is paid.  The average for December 2014 was $6.296 per share.

Mr. MacKenna's employment agreement provided that his restricted stock awarded for 2014 would vest in December 2017. The 2014 Incentive Compensation Plan provides that for Messrs. Wright, Manning and Holland, restricted stock awards for 2014 vest on the third anniversary of the January 29, 2015 award date.
All of the restrictions on the executives' shares would lapse earlier if the executive's employment were terminated by the Company without cause, or upon a change in control of the Company. Messrs. MacKenna, Manning and Holland left the Company in January 2015 under different circumstances with the result that Mr. MacKenna's 2014 restricted stock award vested; Mr. Manning's 2014 restricted stock award was forfeited; and Mr. Holland's 2014 restricted stock award was paid in cash.

(2)
Mr. Wadsworth does not participate in any incentive compensation plan; his bonus for a given year is determined by negotiation with the Chief Executive Officer, but subject to the approval of the Compensation Committee.

For the incentive compensation actually paid to the named executive officers for 2014, see the Summary Compensation Table for 2014, above.

For a description of the executives' employment agreements, see the sections, above, entitled Employment Agreements of the Named Executive Officers and Potential Payments upon Termination or Change-in-Control.

Option Exercises and Stock Vested for 2014.  The following table shows information concerning the vesting of restricted stock during 2014 of each of the named executive officers, on an aggregated basis.  The named executive officers held no stock options, SAR's, restricted stock units, or similar instruments in 2014.

		Stock Awards
	Name	Number of Shares Acquired on Vesting (#)	Aggregate Dollar Value Realized on Vesting (1) ($)
	Peter E. MacKenna	20,000	153,800
	Thomas R. Wright	3,334	24,872
	Brian R. Manning	—	—
	Con L. Wadsworth	—	—
	Peter J. Holland	2,663	20,505
(1)	This value is based on the closing price of the Company's common stock on the date the shares vested.

Outstanding Equity Awards at December 31, 2014.  None of the named executive officers held stock options in 2014, and the Company currently has no outstanding stock options.

The following table shows on an aggregated basis certain information concerning the unvested restricted stock awards of each of the named executive officers that were outstanding on December 31, 2014.  These are the only outstanding equity awards that the named executive officers had on December 31, 2014.
	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (1) (#)	Market Value on December 31, 2014 of Shares of Stock That Have Not Vested (2) ($)
Peter E. MacKenna(3)	165,543	$1,057,820
Thomas R. Wright(4)	11,500	$73,485
Brian R. Manning(5)	4,355	$27,828
Con L. Wadsworth	—
Peter J. Holland(6)	6,626	$42,340

(1)
All of the shares of common stock in the table were issued by the Company and on December 31, 2014 were subject to restrictions on their sale or other transfer for a fixed period of time.  All of the shares of restricted stock vest in full if the executive's employment is terminated by the Company without cause, or upon a change in control of the Company.

(2)	This amount is based on the $6.39 closing price per share of the Company's common stock on December 31, 2014.

(3)	Mr. MacKenna's shares of restricted stock all vested as of January 31, 2015 when he left the Company. On December 31, 2014, the shares were to have vested as follows:

•	60,000 shares in three equal installments on September 19 in each of the calendar years 2015 through 2017.

•	5,543 shares on December 31, 2016.

•	100,000 shares on March 31, 2018 provided that the Company's average return on equity for the five calendar years ended December 31, 2017 is equal to, or exceeds 5%.

(4)	Mr. Wright's shares of restricted stock vest as follows unless earlier forfeited:

•	6,666 shares in two equal installments on September 25, 2015 and 2016.

•	2,412 shares on February 18, 2017.

(5)	Mr. Manning's shares of restricted stock were forfeited on January 27, 2015 when he left the Company. When awarded, the shares were to have vested as follows:

•	2,166 shares on March 21, 2016

•	2,189 shares on February 5, 2017

(6)	Mr. Holland's shares of restricted stock vested on January 5, 2015 when he left the Company. On December 31, 2014, the shares were to have vested as follows:

•	5,324 shares in two equal installments on September 16, 2015 and 2016.

•	1,302 shares on February 18, 2017.

Equity Compensation Plan Information.  The following table contains information at December 31, 2014 about compensation plans (including individual compensation arrangements) under which the Company has authorized the issuance of equity securities.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders:	-0-	N/A	997,377
Equity compensation plans not approved by security holders:	None	N/A	N/A

PERFORMANCE GRAPH

The following graph compares the percentage change in the Company's cumulative total stockholder return on its common stock for the last five years with the Dow Jones US Index, a broad market index, and the Dow Jones US Heavy Construction Index, a group of companies whose marketing strategy is focused on a limited product line, such as civil construction.  Both indices are published in The Wall Street Journal.  The returns are calculated assuming that an investment with a value of $100 was made in the Company's common stock and in each index at the end of 2009, and that all dividends were reinvested in additional shares of common stock, although the Company has paid no dividends during the periods shown.  The graph lines merely connect the measuring dates, and do not reflect fluctuations between those dates.  The stock performance shown on the graph is not intended to be indicative of future stock performance.

	December 2009 ($)	December 2010 ($)	December 2011 ($)	December 2012 ($)	December 2013 ($)	December 2014 ($)
Sterling Construction Company, Inc.	100.00	68.13	56.27	51.93	61.29	33.39
Dow Jones US Total Return Index	100.00	116.65	118.22	137.52	182.86	206.53
Dow Jones US Heavy Construction Index	100.00	128.40	105.86	128.54	168.74	125.68

TRANSACTIONS WITH RELATED PERSONS.

This section describes transactions since the beginning of 2014, and currently proposed transactions in which the Company (or its affiliates) was or is to be a participant, and in which any related person had or will have a direct or indirect material interest.

Con L. Wadsworth.  Mr. Wadsworth has been a Senior Vice President of the Company since June 2014 and is the President of the Company's Ralph L. Wadsworth Construction Company, LLC subsidiary (RLW).

Mr. Wadsworth and some of his immediate family members are part owners of the following companies with which RLW had a business relationship in 2014.  Their ownership interests are shown in the table below.

•	Wadsworth & Sons II (W&S2). RLW is the general contractor on a $3.5 million project at the Exchange Building in Draper Utah, which is owned by W&S2.

•	Wadsworth Corporate Center Building A, LLC (WCC), Wadsworth Dannon Way, LLC (WDW) and Wadsworth & Sons III (W&S3). In 2014, RLW leased —

o	its primary office space from WCC at an annual rent of $312,925 plus common area maintenance charges of $111,172;

o	a facility for RLW's equipment maintenance shop from WDW at an annual rent of $190,478 plus common area maintenance charges of $75,920; and

o	a facility to provide temporary living quarters for field employees from W&S3 at an annual rent of $27,035 plus common area maintenance charges of $21,610.

The WCC and WDW leases expire in 2022 and the W&S3 lease expired in 2014 and has been renewed on a month to month basis starting in November 2014 at the same rent.

•
Big Sky, LLC.  Big Sky, LLC is an entity owned and managed by W&S3.  Big Sky owns a plane that RLW rented in 2014 for certain business travel of its employees, including Mr. Wadsworth, and for which RLW paid Big Sky rental fees and expenses totaling $35,020.

Name (Relationship)	W&S2	WCC	WDW	W&S3
Con L. Wadsworth	24.50%	24.50%	19.60%	24.69%
Kip L. Wadsworth (brother)	24.50%	24.50%	19.60%	28.25%
Tod L. Wadsworth (brother)	24.50%	24.50%	19.60%	24.69%
Ty L. Wadsworth (brother)	24.50%	24.50%	19.60%	22.37%
Nic L. Wadsworth (brother)	—	—	19.60%	—
Ralph L. Wadsworth (father)	1.00%	1.00%	1.00%	—
Peggy Wadsworth (mother)	1.00%	1.00%	1.00%	—

Policies & Procedures for the Review, Approval or Ratification of Transactions with Related Persons.

General.  The Board's policy on transactions between the Company and related persons is set forth in the written charter of the Audit Committee.  The policy requires the Audit Committee to review in advance the terms of any transaction between the Company (including its subsidiaries) and a director, executive officer, nominee for election as a director, or stockholder; and any of their affiliates or immediate family members that involves more than $100,000.

Any new transaction is taken under consideration by the Audit Committee, and both new and existing transactions, such as the W&S3 plane rental fees, are reviewed periodically by an independent audit firm retained by the Audit Committee to ensure, among other considerations, that they are in compliance with Delaware law and are on terms that are no less favorable to the Company (including its subsidiaries) than could be obtained from unrelated third parties.

Mr. Wadsworth.  As part of its due diligence review prior to the acquisition of an 80% interest in RLW, the Company reviewed the relationships and transactions between RLW, Mr. Wadsworth and Mr. Wadsworth's family members, and concluded that the prices being charged to RLW or by RLW, as the case may be, are competitive and no less favorable to RLW than could be obtained from unrelated third parties.  These amounts are also reviewed periodically by the independent audit firm referred to above.

INFORMATION ABOUT AUDIT FEES & AUDIT SERVICES

A representative of the Company's independent registered public accounting firm, Grant Thornton LLP, is expected to be available at the Annual Meeting and will have the opportunity to make a statement, if he or she wishes, and to respond to appropriate questions from stockholders.

The following table sets forth the aggregate fees that Grant Thornton billed to the Company for the years ended December 31, 2014 and 2013.

Fee Category	2014 ($)	Percentage Approved by the Audit Committee	2013 ($)	Percentage Approved by the Audit Committee
Audit Fees:	877,162	100%	784,813	100%
Audit-Related Fees:	—	N/A	—	N/A
Tax Fees:	—	N/A	—	N/A
All Other Fees (non-audit fees):	—	N/A	—	N/A

Audit Fees.  In 2014 and 2013, audit fees included the fees and expenses for Grant Thornton's audit of the consolidated financial statements included in the Company's Annual Report on Form 10-K for those years; the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q; the resolution of issues that arose during the audit process; attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002; and other audit services that are normally provided in connection with statutory and regulatory filings.  In 2014, a portion of the audit fees related to the Company's May 2014 public offering of common stock.

Of the audit fees for 2014 reflected in the above table, $619,188 had been billed by December 31, 2014.  Of the audit fees for 2013 reflected in the above table, $521,060 had been billed by December 31, 2013.

Audit-Related Fees.  In 2014 and 2013, the Company incurred no fees in this category.

Tax Fees.  The Company's independent registered public accounting firm occasionally provides tax consulting services to the Company.  No fees for such services were incurred in 2014 or 2013.

All Other Fees (Non-Audit Fees).  In 2014 and 2013, there were no fees paid to Grant Thornton that are related to any other services provided to the Company.

Procedures for Approval of Services. All requests for services that are to be provided by the Company's independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding estimated fees, are submitted to both the Company's Chief Financial Officer and the Chair of the Audit Committee. The Chief Financial Officer authorizes services that have been approved by the Audit Committee within pre-set limits. If there is any question as to whether a proposed service fits within an approved service, the Chair of the Audit Committee is consulted for a determination. The Chief Financial Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by the Chief Financial Officer and the independent registered public accounting firm that the request is consistent with the SEC’s rules on auditor independence.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal that a stockholder intends to present at the 2016 Annual Meeting of Stockholders must be submitted to the Secretary of the Company no later than November 28, 2015 in order to be considered timely received.

By Order of the Board of Directors
Roger M. Barzun, Secretary

Appendix A
[Form of] Restricted Stock Agreement

This Restricted Stock Agreement is made effective as of March 9, 2015 (the "Effective Date") and is entered into between Paul J. Varello ("Mr. Varello") and Sterling Construction Company, Inc. (the "Company") pursuant to Mr. Varello's employment agreement with the Company of even date herewith (the "Employment Agreement") and a Special CEO Plan that is solely for the benefit of Mr. Varello, and that consists of the terms and conditions of this Restricted Stock Agreement (the "Plan.")

The Plan is subject to the approval of the stockholders of the Company at its 2015 Annual Meeting of Stockholders.  In the event that stockholders do not approve the Plan, the Plan and this Restricted Stock Agreement will thereupon become null and void, of no further force or effect, and the shares issued pursuant to the Plan will be cancelled and returned to the Company without the payment of any compensation to Mr. Varello therefor.

In consideration of the foregoing recitals and definitions, and the issuance under the Plan to Mr. Varello of six hundred thousand (600,000) shares of common stock of the Company (the "Restricted Shares") Mr. Varello agrees with the Company as follows:

1.	The Restrictions.

(a)
From the Effective Date until the occurrence of one of the events set forth in Subsection (b), below, Mr. Varello may not sell, assign, transfer, pledge or otherwise dispose of or encumber any of the Restricted Shares or any of his rights or interests in the Restricted Shares except by his will or according to the laws of descent and distribution (the "Restrictions.")

(b)	Expiration of the Restrictions.

(i)
Unless the Restricted Shares have earlier been forfeited as provided herein, the Restrictions will lapse and the Restricted Shares will vest in three equal installments of 200,000 shares each on the first, second and third anniversaries of the Effective Date.  Restricted Shares that have vested are referred to herein as "Vested Shares."

(ii)
Notwithstanding the foregoing, the Restrictions will lapse and all the Restricted Shares will vest upon the termination of Mr. Varello's employment Without Cause (as defined in the Employment Agreement) and upon the effective date of a change of control of the Company as that term is defined in the Sterling Construction Company, Inc. Stock Incentive Plan, which definition is incorporated into this Restricted Stock Agreement by this reference.

2.
Forfeiture of the Restricted Shares.  Restricted Shares will be deemed forfeited by Mr. Varello without any act by the Company or by Mr. Varello, and without the payment of any compensation to Mr. Varello if either of the following events occurs:

(a)	Mr. Varello resigns his employment under Section 14(a) (Voluntary Resignation) of the Employment Agreement); or

(b)	Mr. Varello's employment is terminated for Cause as that term is defined in the Employment Agreement.

3.
Rights as a Stockholder.  Subject to the Restrictions and the other limitations and conditions set forth in this Restricted Stock Agreement, as owner of the Restricted Shares, Mr. Varello will have all of the rights of a stockholder of the Company, including the right to vote the Restricted Shares and to receive any dividends paid on the Restricted Shares.

4.	Other Terms and Conditions.

(a)
Stock Dividends etc.  Any additional shares of common stock of the Company that are issued on account of the Restricted Shares as a result of stock dividends, stock splits or recapitalizations (whether by way of mergers, consolidations, combinations or exchanges of shares or the like) will be subject to the terms and conditions of this Restricted Stock Agreement and are deemed included in the definition of the term "Restricted Shares."

(b)	The Shares.

(i)
The Restricted Shares will be issued to Mr. Varello as a book entry by the Company's transfer agent, and Mr. Varello will be advised of their issuance.  When Restricted Shares vest as provided herein, subject to the provisions of Subsection 4(c) below, Mr. Varello may either leave the Vested Shares in his account at the transfer agent; he may have his broker transfer them electronically to his brokerage account; or he may have the Vested Shares delivered to him in the form of a stock certificate.

(ii)	All Restricted Shares that are forfeited will be returned to the Company and canceled without the payment of any compensation to Mr. Varello.

(c)
 Securities and Other Laws.  The Company may require as a pre-condition to the delivery of the Vested Shares to Mr. Varello that they shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's common stock may then be listed or quoted; and that either (i) a registration statement under the Securities Act of 1933 (the "Act") relating to the Vested Shares is in effect; or (ii) in the opinion of counsel to the Company, the issuance of the Vested Shares is exempt from registration under the Act, in which event Mr. Varello shall have made such undertakings and agreements with the Company as the Company may reasonably require; and that such other steps, if any, as counsel to the Company considers necessary to comply with any law applicable to the Vested Shares shall have been taken by Mr. Varello, by the Company, or both.  Any certificate representing the Vested Shares may contain such legends as counsel for the Company considers necessary to comply with applicable laws.

(d)	Withholdings.

(i)	All legally-required withholdings and deductions arising out of this Agreement, including the lapse of the Restrictions, will be made as determined in good faith by the Company.

(ii)
Mr. Varello will be permitted to take advantage of the non-cash method of paying to the Company its withholding obligations that the Compensation Committee of the Board of Directors authorized on April 19, 2013 for restricted stock awards made under the Sterling Construction Company, Inc. Stock Incentive Plan.

(e)
Decisions by the Committee.  Any dispute or disagreement that arises under, or as a result of, or pursuant to, this Restricted Stock Agreement or the Plan will be resolved by the Compensation Committee of the Board of Directors of the Company (the "Committee") in its sole and absolute discretion, and any such resolution or any other determination by the Committee and any interpretation by the Committee of the terms and conditions of this Restricted Stock Agreement and the Plan will be final, binding, and conclusive on all persons affected thereby.

In Witness Whereof, the parties have signed this Restricted Stock Agreement as of the Effective Date.

Sterling Construction Company, Inc.

By:
	Richard O. Schaum,	Paul J. Varello
Chair of the Compensation Committee

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders of

STERLING CONSTRUCTION COMPANY, INC.

To Be Held On:

1800 Hughes Landing Boulevard, The Woodlands, Texas 77380

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before April 27, 2015.

Please visit http://www.astproxyportal.com/ast/04770/, where the following materials are available for view:

- Notice of Annual Meeting of Stockholders
- Proxy Statement
- Form of Electronic Proxy Card
- 2014 Annual Report

TO REQUEST MATERIAL: **TELEPHONE: 888-776-9962; For international callers: 718-921-8562**

E-MAIL: info@amstock.com

WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:

ONLINE: To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before meeting date.

TELEPHONE: To vote by telephone, please visit **www.voteproxy.com** to view the materials and to obtain the toll free number to call.

MAIL: You may request a proxy card by following the instructions above, then fill out the card and mail it to the Company.

1. To elect three (3) directors to the Board of Directors of the Company to serve until their terms expire and until their successors are duly elected and qualified.

NOMINEES:

Richard O. Schaum	One-year term
Milton L. Scott	One-year term
Paul J. Varello	One-year term

Please note that you cannot use this notice to vote by mail.

2. To approve for the Company's Chief Executive Officer a special, onetime stock plan.
3. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015.
4. Advisory vote to approve named executive officer compensation.
5. To transact any other business that properly comes before the meeting.

Items 1-4 are more fully described in the Proxy Statement.

The record date for the Annual Meeting is Monday, March 10, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

STERLING CONSTRUCTION COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS
MAY 8, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the Company) to be held on May 8, 2015 at 8:30 a.m., local time, at the Company's headquarters office at 1800 Hughes Landing Blvd., Suite 250, The Woodlands, Texas (the Annual Meeting) and a Notice of Internet Availability of Proxy Materials for the Annual Meeting; and revoking all prior proxies, hereby appoint(s) Milton L. Scott, Chairman of the Board of Directors, Thomas R. Wright, Chief Financial Officer, and Roger M. Barzun, General Counsel, and each of them (with full power of substitution) as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the Annual Meeting the intention of the undersigned to vote said shares in person. If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every one of those capacities as well as individually.

{Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

STERLING CONSTRUCTION COMPANY, INC.

May 8, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and 2014 Annual Report are available at http://www.astproxyportal.com/ast/04770/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333330000000000 3   050815

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS; AND FOR PROPOSALS 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Nominees			
Richard O. Schaum	☐	☐	☐
Milton L. Scott	☐	☐	☐
Paul J. Varello	☐	☐	☐
2. To approve for the Company's Chief Executive Officer a special, onetime stock plan.	☐	☐	☐
3. To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2015.	☐	☐	☐
4. Advisory vote to approve named executive officer compensation.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to the election of directors or proposals 2, 3 or 4, specified above, this proxy will be voted FOR the election of each director; and FOR Proposals 2, 3 and 4. All proposals are made by the Board of Directors.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN AND DATE THIS PROXY. YOU DO NOT NEED TO MARK ANY BOXES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.